Exhibit 10.31

OGE ENERGY CORP. EMPLOYEES’ STOCK OWNERSHIP

AND RETIREMENT SAVINGS PLAN

(As Amended and Restated Effective as of January 1, 2006)

Page

ARTICLE 1	ESTABLISHMENT, TITLE, PURPOSE, INTENT AND EFFECTIVE DATE OF
PLAN	1
Section 1.1	Establishment, Effective Date and Title of Plan	1
Section 1.2	Purpose of Plan	1
Section 1.3	Intent of Plan	1
ARTICLE 2	DEFINITIONS	2
Section 2.1	Accounts	2
Section 2.2	Actual Contribution Percentage	2
Section 2.3	Actual Deferral Percentage	2
Section 2.4	After-Tax Contributions	2
Section 2.5	Authorized Leave of Absence	2
Section 2.6	Beneficiary	2
Section 2.7	Benefits Committee	2
Section 2.8	Benefits Oversight Committee	2
Section 2.9	Board of Directors	2
Section 2.10	Catch-Up Contributions	3
Section 2.11	Code	3
Section 2.12	Company	3
Section 2.13	Company Matching Contribution Account	3
Section 2.14	Company Matching Contributions	3
Section 2.15	Company Stock	3
Section 2.16	Compensation	3
Section 2.17	Eligible Employee	4
Section 2.18	Employee	4
Section 2.19	Employee Contributions	4
Section 2.20	Employment Commencement Date and Reemployment Commencement
Date	4
Section 2.21	ERISA	4
Section 2.22	Fiduciaries	5
Section 2.23	Forfeiture	5
Section 2.24	Highly Compensated Employee	5
Section 2.25	Hour of Service	5
Section 2.26	Investment Fund or Funds	6
Section 2.27	OGE DB Rollover Account	6
Section 2.28	Participant	6
Section 2.29	Participating Employer	6
Section 2.30	Payroll Period	6
Section 2.31	Period of Severance	6
Section 2.32	Permanent Disability	6
Section 2.33	Plan	6
Section 2.34	Plan Administrator	6
Section 2.35	Plan Year	6
Section 2.36	Regular Contributions	7
Section 2.37	Severance Date	7
Section 2.38	Subsidiary	7
Section 2.39	Supplemental Contributions	7
Section 2.40	Tax-Deferred Contribution Account	7
Section 2.41	Tax-Deferred Contributions	7
Section 2.42	Tejas Gas After-Tax Transfer Account	7
Section 2.43	Transfer Account	7

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(continued)

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Section 2.44	TRASOP Account	7
Section 2.45	Trust	7
Section 2.46	Trustee	8
Section 2.47	USERRA	8
Section 2.48	Valuation Date	8
Section 2.49	Year of Eligibility Service	8
Section 2.50	Year of Service	8
ARTICLE 3	ELIGIBILITY AND PARTICIPATION	8
Section 3.1	Eligibility to Participate	8
Section 3.2	Election to Participate	9
Section 3.3	Participation Fees	9
Section 3.4	Becoming a Noncontributing Participant	9
Section 3.5	Status of Noncontributing Participant	9
Section 3.6	Status of Terminated Participant	9
Section 3.7	Participation and Reemployment	9
Section 3.8	Beneficiary Designation	11
ARTICLE 4	COMPANY MATCHING CONTRIBUTIONS	11
Section 4.1	Amount of Company Matching Contributions	11
Section 4.2	Time and Form of Company Matching Contributions	12
ARTICLE 5	EMPLOYEE CONTRIBUTIONS	12
Section 5.1	Employee Regular and Supplemental Contributions	12
Section 5.2	Change in Employee Contribution Percentages	12
Section 5.3	Suspension of Employee Contributions	13
Section 5.4	Deduction of Employee Contributions	13
Section 5.5	Yearly Limitation on Tax-Deferred Contributions	13
Section 5.6	Reduction of Tax-Deferred Contributions by the Benefits Committee	13
Section 5.7	Rollover Contributions	15
Section 5.8	Catch-Up Contributions	15
ARTICLE 6	LIMITATIONS ON CONTRIBUTIONS TO THE PLAN	16
Section 6.1	Company Matching Contribution and Tax-Deferred Contribution
Limitations	16
Section 6.2	Maximum Annual Additions to Participant Accounts	16
Section 6.3	Participation in More than One Plan of Company	17
Section 6.4	Limitation on Amount of Company Matching Contributions and After-Tax
Contributions	17
Section 6.5	Multiple Use of Alternative Limitation	19
ARTICLE 7	PARTICIPANT ACCOUNTS	19
Section 7.1	Establishment of Participant Accounts	19
Section 7.2	Quarterly Statement of Account Balances	19
Section 7.3	Nonforfeitability of Employee Contribution Accounts	19
Section 7.4	Compliance with USERRA	19
ARTICLE 8	INVESTMENT FUNDS	20
Section 8.1	Establishment of Funds	19
Section 8.2	Investment in Funds	22
Section 8.3	Investment of Company Matching Contributions	22

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(continued)

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Section 8.4	Investment of Employee Contributions and Transfer Accounts	23
Section 8.5	Change in Participant’s Investment Election	23
Section 8.6	Managed Account Option Election	23
Section 8.7	Participant Voting Rights	24
Section 8.8	Limitations On Investments And Transactions/Conversions	24
ARTICLE 9	VALUATIONS AND ADJUSTMENTS	24
Section 9.1	Computation of Fair Market Value of Funds	24
Section 9.2	Method of Adjustment	24
Section 9.3	Allocation of Dividends in the OGE Energy Corp. Common Stock Fund	25
Section 9.4	Allocation of Company Matching Contributions	25
Section 9.5	Payment Of Expenses By Participants	25
ARTICLE 10	DISTRIBUTIONS AND WITHDRAWALS	25
Section 10.1	Distributions after a Severance Date	25
Section 10.2	Termination by Reason of Death, Permanent Disability or Retirement	25
Section 10.3	Termination by Resignation, Release or Discharge	25
Section 10.4	In-Service Withdrawals	28
Section 10.5	Indebtedness to Trust	31
Section 10.6	Loans to Participants	31
ARTICLE 11	DISTRIBUTION OF BENEFITS	32
Section 11.1	Distribution of Benefits Upon Termination of Employment	32
Section 11.2	Manner of Distribution	33
Section 11.3	Required Beginning Date	33
Section 11.4	Form of Distribution	34
Section 11.5	Dividend Distributions	34
Section 11.6	Distribution of Benefits upon Death of Participant	34
Section 11.7	Distribution to Alternate Payees	35
Section 11.8	Distributions from TRASOP Account	35
Section 11.9	Eligible Rollover Distributions	35
ARTICLE 12	THE RETIREMENT SAVINGS TRUST	36
Section 12.1	Establishment of Trust	36
Section 12.2	Appointment of Trustee	36
ARTICLE 13	ADMINISTRATION	36
Section 13.1	Allocation of Responsibilities Among Fiduciaries	36
Section 13.2	Plan Administrator	37
Section 13.3	Committees	37
Section 13.4	Information from Participant	40
Section 13.5	Notification of Participant’s Address	40
Section 13.6	Claims and Appeal Procedure	40
ARTICLE 14	NATURE AND CONSTRUCTION OF RIGHTS AND DUTIES	43
Section 14.1	Participant Elections	43
Section 14.2	Nonalienation of Benefits	43
Section 14.3	Payments to Incapacitated Participant or Beneficiary	43
Section 14.4	Payment on Inability to Locate Participant or Beneficiary	43
Section 14.5	Interest in Trust Governed by Terms of Plan	44
Section 14.6	Trust as Sole Source of Benefits	44

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(continued)

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Section 14.7	Uniformity of Treatment	44
Section 14.8	Exclusive Benefit of Participants and Beneficiaries	44
Section 14.9	No Contract of Employment	44
Section 14.10	Form of Actions and Notices	44
Section 14.11	Partial Invalidity Not To Affect Remaining Provisions	44
Section 14.12	Recovery of Overpayments	44
ARTICLE 15	AMENDMENT AND TERMINATION	45
Section 15.1	Plan and Trust Amendment	45
Section 15.2	Permanency of Plan	45
Section 15.3	Termination of Plan	45
Section 15.4	Distribution Upon Termination	45
ARTICLE 16	SUCCESSOR COMPANY; PLAN MERGER, CONSOLIDATION OR TRANSFER
OF ASSETS	46
Section 16.1	Continuation by Successor	46
Section 16.2	Merger or Consolidation of Plan	46
Section 16.3	Transfer of Assets From Other Qualified Plans	46
ARTICLE 17	JOINT AND SURVIVOR ANNUITY REQUIREMENTS	46
Section 17.1	Applicability	46
Section 17.2	General Rules	47
Section 17.3	Definitions	47
ARTICLE 18	CONSTRUCTION	48
Section 18.1	In General	48
Section 18.2	Number and Context	48
ARTICLE 19	MULTIPLE EMPLOYER PROVISIONS	48
Section 19.1	Participating Employers	48
Section 19.2	Plan’s Application to Each Participating Employer	48
Section 19.3	Continuity of Employment	48
Section 19.4	Instructions to Trustee	48
Section 19.5	Amendment by Board of Directors	48
Section 19.6	Withdrawal by Participating Employer	48
ARTICLE 20	SPECIAL PROVISIONS FOR TOP-HEAVY PLANS	49
Section 20.1	Top-Heavy Plan Definitions	49
Section 20.2	Requirements in Plan Years in Which Plan Is Top-Heavy	50

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OGE ENERGY CORP. EMPLOYEES’ STOCK OWNERSHIP

AND RETIREMENT SAVINGS PLAN

(As Amended and Restated Effective as of January 1, 2006)

ARTICLE 1

ESTABLISHMENT, TITLE, PURPOSE, INTENT AND EFFECTIVE DATE OF PLAN

Section 1.1            Establishment, Effective Date and Title of Plan. OGE Energy Corp. sponsored what was originally known as the Oklahoma Gas and Electric Company Employees’ Thrift Plan (the “RSP”) established January 1, 1982 by OGE Energy Corp.’s wholly-owned subsidiary, Oklahoma Gas and Electric Company. The RSP was amended and restated twice as of January 1, 1984, amended and restated as of January 1, 1987, amended and restated as of January 1, 1989, and amended and restated as of December 1, 1993, at which time the RSP was renamed the Oklahoma Gas and Electric Company Employees’ Retirement Savings Plan. The RSP was amended as of September 17, 1997, at which time OGE Energy Corp. assumed sponsorship of the RSP, and it was renamed the OGE Energy Corp. Employees’ Retirement Savings Plan.

OGE Energy Corp. also sponsored the Oklahoma Gas and Electric Company Employees’ Stock Ownership Plan (the “ESOP”), established January 1, 1977 by OGE Energy Corp.’s wholly-owned subsidiary, Oklahoma Gas and Electric Company. The ESOP was amended and restated effective January 1, 1978, January 1, 1983, January 1, 1984, and January 1, 1989. On July 15, 1998, OGE Energy Corp. assumed sponsorship of the ESOP.

The RSP and the ESOP were merged effective October 1, 1998 and amended, restated and continued as of that date in the form of the OGE Energy Corp. Employees’ Stock Ownership and Retirement Savings Plan (the “Plan”). The following provisions constitute an amendment and restatement of the Plan, as heretofore amended, effective as of January 1, 2006.

Section 1.2           Purpose of Plan. The purpose of the Plan is to assist Employees of the Company in acquiring an equity ownership in OGE Energy Corp. and to provide additional financial security to Participants and their Beneficiaries through systematic savings of a portion of their earnings supplemented by Company Matching Contributions. Unless expressly stated otherwise with respect to a particular provision, the amended and restated Plan shall apply only to Plan Years beginning on or after January 1, 2006 and to Participants and former Participants (and their Beneficiaries and alternate payees) who have an Account balance under the Plan on or after January 1, 2006.

Section 1.3            Intent of Plan. Effective on and after January 1, 2003, the Plan is intended to be a profit-sharing plan with a cash-or-deferred arrangement and is designed to qualify under Code Sections 401(a) and 401(k) of the Internal Revenue Code, as applicable; provided, however, that the portion of the Plan that from time to time is invested in the OGE Energy Corp. Common Stock Fund under the Plan is intended to be a stock bonus plan and an “employee stock ownership plan” (within the meaning of Section 4975(e)(7) of the Internal Revenue Code) and is designed to satisfy the requirements of Section 409 of the Internal Revenue Code. Prior to January 1, 2003, the entire Plan was intended to be an “employee stock ownership plan”. The portion of the Plan that from time to time constitutes an “employee stock ownership plan,” as described in the preceding sentences, is designed to invest in stock of OGE Energy Corp. which meets the requirements for “qualifying employer securities” within the meaning of Section 4975(e)(8) and “employer securities” under Section 409(l) of the Internal Revenue Code and regulations thereunder. As far as practicable, the income and earnings from the portion of the Plan constituting an “employee stock ownership plan” and accretions on Company Stock held therein shall also be invested in Company Stock, except to the extent dividends on such Company Stock are paid out in cash to Participants as provided in Section 11.5. Effective as of January 1, 2003, all assets of the Plan that are not invested from time to time in the OGE Energy Corp. Common Stock Fund shall be characterized as assets of the profit sharing portion of the Plan. The Company intends that the Plan shall continue to be maintained by it for the above purposes indefinitely, subject always, however, to the rights reserved to amend and terminate the Plan as set forth below.

ARTICLE 2

DEFINITIONS

The following terms, when used in the Plan, shall have the following meanings, unless the context clearly indicates otherwise:

Section 2.1          Accounts. The term “Accounts” refers collectively to a Participant’s After-Tax Contribution Account, Company Matching Contribution Account, Tax-Deferred Contribution Account, Catch-Up Contribution Account, Transfer Account, TRASOP Account, if any, and any other account, and any sub-account of any of them, maintained under Section 7.1.

Section 2.2            Actual Contribution Percentage. The term “Actual Contribution Percentage” for a Plan Year means a percentage calculated for purposes of Section 6.4 for the Plan Year for (a) the group of Highly Compensated Employees who are eligible under Section 3.1 to participate in the Plan or (b) the group of all other Employees who are eligible under Section 3.1 to participate in the Plan. For each group being tested for a Plan Year, the Actual Contribution Percentage shall be the average of the following percentages, which shall be calculated separately for each member of the group: the sum of the Company Matching Contributions under Section 4.1 and the After-Tax Contributions under Section 5.1 for the Plan Year on behalf of each group member, divided by the Compensation for the Plan Year of each group member.

Section 2.3           Actual Deferral Percentage. The term “Actual Deferral Percentage” for a Plan Year means a percentage calculated for purposes of Section 5.6 for the Plan Year for (a) the group of Highly Compensated Employees who are eligible under Section 3.1 to participate in the Plan or (b) the group of all other Employees who are eligible under Section 3.1 to participate in the Plan. For each group being tested for a Plan Year, the Actual Deferral Percentage shall be the average of the following percentages, which shall be calculated separately for each member of the group: the Tax-Deferred Contributions for the Plan Year on behalf of each group member divided by the Compensation for the Plan Year of each group member.

Section 2.4           After-Tax Contributions. The term “After-Tax Contributions” means the Employee Contributions under Section 5.1 designated as such by the Participant. All Participant contributions made before January 1, 1984 shall be considered After-Tax Contributions. After-Tax Contributions are not intended to qualify as “salary reduction” contributions under Code Section 401(k).

Section 2.5            Authorized Leave of Absence. The term “Authorized Leave of Absence” means any paid absence by an Employee on account of time during which no duties are performed due to vacation, holiday, illness, incapacity, layoff, jury duty, military duty or other leave of absence authorized by the Company under its standard personnel practices, administered in a uniform and nondiscriminatory manner. During an Authorized Leave of Absence, a Participant shall be given credit for Years of Service, provided that he or she retires or returns to employment with the Company within the period specified in the Authorized Leave of Absence.

Section 2.6            Beneficiary. The term “Beneficiary” means the person, persons or trust designated under Section 3.8 to receive a benefit under the Plan after the death of a Participant.

Section 2.7           Benefits Committee. The term “Benefits Committee” means the committee appointed from time to time by the Benefits Oversight Committee pursuant to the provisions of Article 13.

Section 2.8           Benefits Oversight Committee. The term “Benefits Oversight Committee” means the committee appointed by the Board of Directors pursuant to Section 13.3(a).

Section 2.9           Board of Directors. The term “Board of Directors” or “Board” means the Board of Directors of OGE Energy Corp. as from time to time constituted.

Section 2.10         Catch-Up Contributions. The term “Catch-Up Contributions” means the contributions made by a Participant pursuant to Section 5.8. Catch-Up Contributions are intended to qualify as “salary reduction” contributions under Section 401(k) of the Code.

Section 2.11         Code. The term “Code” means the Internal Revenue Code of 1986, as amended from time to time.

Section 2.12          Company. The term “Company” means OGE Energy Corp., a corporation organized and existing under the laws of the State of Oklahoma, and any successor thereto which continues the Plan as provided in Section 16.1, and any Subsidiary or other corporation or business organization which together with OGE Energy Corp. is a member of a “controlled group” of corporations or a group of trades or business under “common control” under Code Section 414(b) or (c) or which is required to be aggregated with OGE Energy Corp. under Code Section 414 (m) or (o).

Section 2.13          Company Matching Contribution Account. The term “Company Matching Contribution Account” means the account maintained for the Company Matching Contributions allocated on a Participant’s behalf, after adjustment for earnings, losses, changes in market value, fees, expenses, withdrawals, distributions and Forfeitures.

Section 2.14          Company Matching Contributions. The term “Company Matching Contributions” means the contributions of the Company described in Section 4.1.

Section 2.15          Company Stock. The term “Company Stock” means the common stock of OGE Energy Corp. which currently has a par value of $0.01 per share. At all times, Company Stock shall meet the requirements of Section 4975(e) of the Code.

Section 2.16	Compensation. The term “Compensation” shall:

(a)           Include the following items paid in cash to the Participant by the Company during a calendar year:

(i)	Base compensation;
(ii)

The regular (non-premium) rate of pay for shift work performed by full-time employees of the Company for the limited purpose of crediting such Participants with up to 80 total hours of pay during any regular biweekly payroll period; and

(iii)

Incentive pay. Unless otherwise specified by the Benefits Oversight Committee, incentive pay means amounts paid pursuant to a written formal incentive plan, as approved by the Benefits Oversight Committee in a nondiscriminatory manner, which includes specific payout criteria. Lump-sum merit awards provided in conjunction with a merit pay program shall be Compensation for the purpose of determining eligible Employee Contributions; however, these lump-sum amounts shall be excluded from consideration of Company Matching Contributions.

“Compensation” shall also include elective contributions in respect of the above items made by the Company on behalf of a Participant to this Plan or any other plan or arrangement maintained by the Company pursuant to Code Sections 125, 129, 132, and 401(k), or any similar Code Section providing for pre-tax payments or deferrals.

(b)	Items such as the following shall be excluded from the term “Compensation:”
(i)	Amounts paid for overtime work except as provided in subsection (ii) above;

(ii)	Pay in lieu of overtime for exempt personnel;
(iii)	Lump-sum pay structure adjustments;
(iv)	Shift premiums;
(v)	Commissions;
(vi)	Fringe benefits;
(vii)	Non-cash benefits;
(viii)	Company contributions to employee benefit plans or arrangements;
(ix)	Employee reimbursements; and
(x)	Special lump-sum recognition awards.

Notwithstanding the foregoing, solely for the purpose of determining eligible Employee Contributions, the definition of Compensation shall include overtime payments, pay in lieu of overtime for exempt personnel and special lump-sum recognition awards. These amounts, however, will not be eligible for Company Matching Contributions. Compensation shall be limited for all Plan purposes to the first $160,000 ($200,000 for Plan Years beginning on or after January 1, 2002) of Compensation per Participant, as adjusted by the Secretary of the Treasury pursuant to Code Section 401(a)(17).

For purposes of Sections 2.2, 2.3 and 2.24, the term “Compensation” shall mean the total compensation received by an Employee from the Company for the Plan Year, including salary, wages, bonuses, commissions, overtime pay, overtime premiums, amounts which are Tax-Deferred Contributions under the Plan, and any other elective contributions that are not included in gross income under Code Section 125, 132(f)(4), 402(e)(3) or 402(h).

Section 2.17        Eligible Employee. The term “Eligible Employee” means every Employee of a Participating Employer, excluding any person who is (a) a leased employee, (b) classified by a Participating Employer as a leased employee or an independent contractor (even if such person is later determined to have been a common law employee), or (c) employed within a collective bargaining unit recognized as such by the Participating Employer unless and until mutually satisfactory agreements have been reached with the union bargaining agent for coverage of the Employees in the bargaining unit represented by the union under the terms of the Plan, together with such other waivers as the Participating Employer may deem necessary in light of the local contractual situations.

Section 2.18          Employee. The term “Employee” means every common law employee of the Company. The term Employee also means any person who is not a common law employee of the Company and who provides services to the Company if (a) such services are provided pursuant to an agreement between the Company and a leasing organization, (b) such person has performed such services for the Company on a substantially full-time basis for a period of at least one year, and (c) such services are performed under the primary direction or control of the Company, as provided in Section 414(n)(2) of the Code.

Section 2.19         Employee Contributions. The term “Employee Contributions” means the contributions made by a Participant pursuant to Section 5.1.

Section 2.20          Employment Commencement Date and Reemployment Commencement Date. The term “Employment Commencement Date” means the first day on which the Employee actually performs an Hour of Service for the Company. The term “Reemployment Commencement Date” means the first day following a Period of Severance on which the Employee performs an Hour of Service for the Company.

Section 2.21         ERISA. The term “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

Section 2.22          Fiduciaries. The term “Fiduciaries” means the Board of Directors, the Benefits Oversight Committee, the Benefits Committee, the Plan Administrator, and the investment manager(s), if any, but only with respect to the specific responsibilities of each for Plan or Trust administration, as described and allocated in Article 13. For the sole purpose of voting shares of Company Stock allocated to Participant Accounts or the exercise of any other rights appertaining to such shares, including any tender offer rights, the term “Fiduciaries” shall also mean Participants (or, in the event of a Participant’s death, his or her Beneficiary) who exercise such voting or other rights.

Section 2.23         Forfeiture. The term “Forfeiture” means the portion of a Participant’s Company Matching Contribution Account which by reason of the provisions of Section 4.1(c), 6.4 or 10.3 can no longer become distributable to him or her. Each Forfeiture shall be applied solely to reduce the amount of Company Matching Contributions otherwise payable by the Participating Employer that employed the Participant to whom the Forfeiture is attributable. No part of any Forfeiture may be applied to increase the benefits any Participant otherwise would receive under the Plan.

Section 2.24          Highly Compensated Employee. The term “Highly Compensated Employee” means each Employee who:

(a)           Was a five percent (5%) owner of the Company at any time during the Plan Year under consideration (the “current Plan Year”) or the preceding Plan Year; or

(b)           Received Compensation of more than $80,000 during the preceding Plan Year and who was in the top twenty percent (20%) of Employees (in terms of Compensation received) for that year.

The $80,000 amount in paragraph (b) shall be adjusted by the Secretary of the Treasury pursuant to Sections 415(d) and 414(q)(l) of the Code.

Section 2.25	Hour of Service. The term “Hour of Service” means:

(a)           Each hour for which an Employee is directly or indirectly paid or entitled to payment by the Company for the performance of duties for the Company;

(b)           Each hour for which an Employee is directly or indirectly paid or entitled to payment by the Company on account of a period of time during which no duties are performed due to Authorized Leave of Absence; provided, however, that no hour shall be considered an Hour of Service if no duties are performed and the Employee is paid or entitled to payment under the terms of a plan or arrangement maintained solely for the purposes of complying with applicable workers’ compensation, unemployment compensation or disability insurance laws. The number of Hours of Service credited to an Employee on account of any single continuous period during which the Employee performs no duties for the Company shall be limited to the lesser of 50l or the actual number of hours that would otherwise be considered Hours of Service; and

(c)           Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company; provided, however, that:  (i) hours for which back pay is awarded or agreed to for periods described by subsection 2.25(b) above shall be limited by the rules of that subsection; (ii) hours shall not be credited under both this subsection 2.25(c) and subsection 2.25(a) or (b) above; and (iii) in the event that the Company agrees to back pay pursuant to an enforceable, arm’s-length negotiation with an Employee, nothing in this subsection 2.25(c) shall preclude the Employee from waiving his or her right to credit for such hours in consideration for the Company’s agreement.

(d)           For purposes of satisfying a Year of Eligibility Service and notwithstanding anything in the Plan to the contrary, an Employee who is absent from work due to (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee, (iii) the placement of a child in connection with the adoption of the child by the Employee, or (iv) the caring for the child by the Employee during the period immediately following the child’s birth or placement for adoption, shall be treated as having completed certain Hours of

Service for a limited period. The Employee will be treated as completing either (i) the number of Hours of Service that normally would have been credited but for the absence or, (ii) if the normal work hours are unknown, eight Hours of Service for each normal workday during the leave, to a maximum per Plan Year of 501 Hours of Service, but only for purposes of preventing a One-Year Period of Severance. The Hours of Service required to be credited under this subsection 2.25(d) must be credited only in the Plan Year in which the absence begins for one of the permitted reasons or, if crediting in such year is not necessary to prevent a One-Year Period of Severance in that Plan Year, in the following Plan Year.

Hours of Service shall be credited on the records of the Company to the employment periods to which the payment relates rather than to the periods in which payment is actually made. All Employees for whom the Company does not keep records of the number of hours worked shall be credited with 45 Hours of Service for each week for which they are paid or entitled to payment. Special rules for treatment of Hours of Service to be credited for time spent on Authorized Leave of Absence are set forth in 29 CFR §2530.200b-2(b) and (c), issued by the United States Department of Labor, which are incorporated herein by reference.

Section 2.26          Investment Fund or Funds. The term “Investment Fund” or “Funds” means any one or all of the funds provided for in Article 8.

Section 2.27        OGE DB Rollover Account. The term “OGE DB Rollover Account” means the subaccount of the Transfer Account into which employee contributions made under the Oklahoma Gas and Electric Company Retirement Plan (currently known as the OGE Energy Corp. Retirement Plan (the “Retirement Plan”)) prior to October 1, 1975 were transferred for those Employees who took a refund and elected to roll over their contributions to the Plan.

Section 2.28         Participant. The term “Participant” means any Eligible Employee who has elected to participate in the Plan pursuant to Section 3.2.

Section 2.29          Participating Employer. The term “Participating Employer” means OGE Energy Corp. or any Subsidiary or other business organization that is participating in the Plan pursuant to Article 19.

Section 2.30          Payroll Period. The term “Payroll Period” means the biweekly, semi-monthly or other period as appropriate, on the basis of which an Employee is paid by the Company.

Section 2.31         Period of Severance. The term “Period of Severance” means the period of time commencing on an Employee’s Severance Date and ending on the Employee’s Reemployment Commencement Date. The term “One-Year Period of Severance” means a Period of Severance of twelve (12) consecutive months and a “Five-Year Period of Severance” means a Period of Severance of sixty (60) consecutive months.

Section 2.32          Permanent Disability. The term “Permanent Disability” means the permanent incapacity of a Participant to perform the duties of his or her employment for the Company by reason of physical or mental impairment. Permanent Disability shall be deemed to exist when so determined by the Benefits Committee, based upon the written opinion of a licensed physician who has been approved by the Benefits Committee. The final decision of the Benefits Committee with respect to Permanent Disability shall be conclusive for all purposes of the Plan and Trust.

Section 2.33          Plan. The term “Plan” means the OGE Energy Corp. Employees’ Stock Ownership and Retirement Savings Plan, as set forth herein and as from time to time amended and in effect.

Section 2.34         Plan Administrator. The term “Plan Administrator” means the person, persons or corporation from time to time designated as such by the Benefits Committee, with the administrative responsibilities for the Plan set forth in Section 13.2.

Section 2.35          Plan Year. The term “Plan Year” means the administrative year of the Plan and Trust ending each December 31.

Section 2.36        Regular Contributions. The term “Regular Contributions” means a Participant’s Employee Contributions up to and including 6% of Compensation.

Section 2.37          Severance Date. The term “Severance Date” means a severance from employment with the Company which shall occur on the earlier of:

(a)           The date on which an Employee ceases to be an Employee because the Employee quits, retires, is discharged or dies, whichever occurs first; or

(b)	The later of:
(i)

One year after the first day of a period in which an Employee remains absent from the service of the Company with or without pay for any reason other than quitting, retirement or discharge unless the absence is due to an Authorized Leave of Absence and the Employee returns to service with the Company at the end of the Authorized Leave of Absence; or

(ii)	The end of the second year after an Authorized Leave of Absence related to maternity or paternity.

If an Employee incurs a Severance Date under subsection 2.37(a) and performs an Hour of Service within the twelve-consecutive-month period beginning on the Severance Date, the Employee shall not have incurred a Period of Severance and the entire period shall constitute a period of service.

Section 2.38          Subsidiary. The term “Subsidiary” means any corporation, domestic or foreign, of which 50% or more of the voting stock is owned directly or indirectly by OGE Energy Corp.

Section 2.39        Supplemental Contributions. The term “Supplemental Contributions” means a Participant’s Employee Contributions of more than 6% of Compensation.

Section 2.40         Tax-Deferred Contribution Account. The term “Tax-Deferred Contribution Account” means the account maintained for the Participant’s Tax-Deferred Contributions, after adjustment for earnings, losses, changes in market value, fees, expenses, withdrawals and distributions.

Section 2.41        Tax-Deferred Contributions. The term “Tax-Deferred Contributions” means the Employee Contributions under Section 5.1 designated as such by the Participant. Tax-Deferred Contributions are intended to qualify as “salary reduction” contributions under Section 401(k) of the Code.

Section 2.42         Tejas Gas After-Tax Transfer Account. The term “Tejas Gas After-Tax Transfer Account” means the subaccount of the Transfer Account into which the after-tax accounts of Participants who became Employees of the Company on July 1, 1999 (upon the acquisition of Tejas Gas LLC by Enogex, Inc.) were transferred.

Section 2.43         Transfer Account. The term “Transfer Account” means the fully vested bookkeeping account established and maintained as provided in Section 16.3, which may include amounts rolled over to the Trust pursuant to Section 5.7.

Section 2.44          TRASOP Account. The term “TRASOP Account” means the fully vested bookkeeping account established and maintained to hold the assets attributable to the Participant’s Account under the Oklahoma Gas and Electric Company Employees’ Stock Ownership Plan before it merged with the OGE Energy Corp. Employees’ Retirement Savings Plan.

Section 2.45	Trust. The term “Trust” means the trust or trusts established pursuant to Section 12.1.

Section 2.46         Trustee. The term “Trustee” means the trustee or trustees appointed by the Board of Directors pursuant to Section 12.2, and any successor trustee or trustees.

Section 2.47         USERRA. The term “USERRA” means the Uniformed Services Employment and Reemployment Rights Act of 1994.

Section 2.48         Valuation Date. The term “Valuation Date” means each business day on which the Federal Reserve, the New York Stock Exchange and the Trustee are all open for business.

Section 2.49         Year of Eligibility Service. The term “Year of Eligibility Service” means the period of twelve consecutive months, commencing as of the Employee’s Employment Commencement Date or any anniversary thereof, during which the Employee completes 1,000 or more Hours of Service. Notwithstanding the foregoing, for purposes of determining the eligibility of the following Employees to participate in the Plan, Hours of Service for eligibility purposes shall be accrued as follows:

(a)           Employees of Clinton Gas Company as of August 31, 1994, who became Employees of the Company on September 1, 1994 (upon the acquisition of Clinton Gas Company by Enogex, Inc.) shall have their Hours of Service accrued while employees of Clinton Gas Company prior to September 1, 1994, treated in the same manner as though such Hours of Service had been accrued with the Company.

(b)           Employees of Ozark Pipeline, Inc. or its affiliates as of July 31, 1998, who became Employees of the Company on August 1, 1998 (in connection with the purchase of substantially all of the assets of Ozark Pipeline, Inc. by Enogex Interstate Transmission L.L.C. (the “Ozark Purchase”)) shall have their Hours of Service accrued while employees of Ozark Pipeline, Inc. or its affiliates prior to August 1, 1998, treated in the same manner as though such Hours of Service had been accrued with the Company.

(c)           Effective July 1, 1999, Employees of Tejas Gas LLC as of June 30, 1999, who became Employees of the Company on July 1, 1999 (upon the acquisition of Tejas Gas LLC by Enogex, Inc.) shall have their Hours of Service accrued under the Coral Energy Services LLC Thrift Plan prior to July 1, 1999 counted as Hours of Service for purposes of the Plan.

Section 2.50          Year of Service. The term “Year of Service” means each twelve-month period of service after January 1, 1982 as an Employee of the Company, regardless of whether or not such months of service are consecutive. For a Participant whose Employment Commencement Date was prior to January 1, 1982 and who was employed by the Company on January 1, 1982, Years of Service shall include periods of service prior to January 1, 1982 if the Participant elected to participate in the Plan (i) on or before July 1, 1982, or (ii) when he or she was first eligible to participate, whichever is later. Service with a “related employer” shall be included in determining an Employee’s Years of Service. A “related employer” is any trade or business under common control (as defined in Sections 414(b) and (c) of the Code) with OGE Energy Corp. or which is required to be aggregated with OGE Energy Corp. under Code Section 414 (m) or (o), in each case only while it is under common control or required to be so aggregated.

For Employees who were employed by Mustang Fuel Corporation or Mustang Gas Products Company on September 29, 1986, employment with Mustang Fuel Corporation or Mustang Gas Products Company prior to September 29, 1986 shall be included in determining Years of Service under this Section 2.50 if the Participant elected to participate in the Plan when first eligible.

ARTICLE 3

ELIGIBILITY AND PARTICIPATION

Section 3.1            Eligibility to Participate. Each regular full-time Employee shall be eligible to participate in the Plan upon becoming an Eligible Employee. Each other Employee who is an Eligible Employee shall be eligible to participate in the Plan after the completion of a Year of Eligibility Service.

Section 3.2            Election to Participate. Each Eligible Employee may become a Participant in the Plan as of the first day of the first Payroll Period beginning after he or she has satisfied the requirements of Section 3.1, by making an election to participate in advance of such date. An Eligible Employee who does not elect to become a Participant when first eligible, may elect to participate as of the first day of any subsequent Payroll Period by making an election prior thereto in accordance with procedures established by the Plan Administrator, provided that he or she is employed as an Eligible Employee on such date.

Section 3.3            Participation Fees. An annual administrative fee may be charged to each Participant and former Participant (or their Beneficiaries or alternate payees) with any balance in his or her Accounts under the Plan, as shall be determined by the Plan Administrator from time to time. Any such fee shall be applied on a uniform and nondiscriminatory basis to all such Participants and former Participants.

Section 3.4            Becoming a Noncontributing Participant. A Participant shall become a Noncontributing Participant for the period during which:

(a)	He or she is on an unpaid leave of absence;

(b)           He or she has voluntarily elected to suspend Employee Contributions as provided in Section 5.3;

(c)           His or her Employee Contributions are automatically suspended because he or she has taken a withdrawal pursuant to Section 10.4 (h), (i), (j), (k) or (l); or

(d)	He or she is no longer employed as an Eligible Employee.

Section 3.5          Status of Noncontributing Participant. During the period that a Participant is a Noncontributing Participant he or she shall be entitled to all the rights, privileges and benefits of a Participant, except that:

(a)	No Employee Contributions shall be made on his or her behalf;
(b)	No Company Matching Contribution shall be made on his or her behalf;

(c)           If he or she is a Noncontributing Participant pursuant to Section 3.4(a) or (d), no withdrawals pursuant to Section 10.4 and no loans pursuant to Section 10.6 may be requested.

A Noncontributing Participant who becomes eligible to make Employee Contributions may so elect by notifying the Trustee in advance of the first day of a Payroll Period in accordance with procedures established by the Benefits Committee.

Section 3.6           Status of Terminated Participant. Except as provided in Section 11.1 for Account balances of $5,000 or less ($1,000 or less, effective on and after March 28, 2005), a terminated Participant shall be entitled to maintain his or her Accounts in the Plan until such time as distributions are required pursuant to Section 11.1, unless he or she requests an earlier commencement of payments pursuant to Section 11.1. The Participant shall have only those rights, privileges and benefits under the Plan as provided in this Section 3.6 and in Sections 3.7, 7.2, 8.5, 8.6, 8.7, and in Articles 9 and 11.

Section 3.7	Participation and Reemployment.

(a)           If an Employee was a Participant in the Plan on his or her prior termination of employment and is an Eligible Employee on or after his or her Reemployment Commencement Date, he or she shall be eligible to become a Participant as of the first day of the first Payroll Period coincident with or following his or her Reemployment Commencement Date or, if later, the date such Employee again becomes an Eligible Employee, provided that he or she has made an election to participate in advance of such date pursuant to such procedures as the Plan Administrator requires under Section 3.2. If he or she does not elect to become a Participant as of such date, he or she may elect to become a Participant as of the first day of any succeeding Payroll Period by making an election prior thereto according to Section 3.2.

(1)           Restoration of “Unvested” Amounts. If a Participant terminates employment with the Company before becoming fully vested in his or her Company Matching Contribution Account, does not take a total distribution of the vested portion of his or her Company Matching Contribution Account upon termination, is reemployed by the Company, and either (i) his or her Period of Severance is less than five years or (ii) the Company fully vested the Company Matching Contribution Accounts of other Participants in the same category as the Participant if the Participant had remained employed by the Company and five years had not elapsed during his or her Period of Severance, the unvested portion of his or her Company Matching Contribution Account treated as a Forfeiture, if any, under Section 10.3 shall be restored to the Participant without interest or earnings as of the Valuation Date immediately following the date of reemployment. The Participant’s vested interest in his or her Company Matching Contribution Account upon reemployment shall be determined pursuant to Section 10.3.

If a Participant terminates employment with the Company before becoming fully vested in his or her Company Matching Contribution Account, receives a distribution or deemed distribution pursuant to Section 10.3 of all of the vested portion of the account after termination, is reemployed by the Company, and either (i) his or her Period of Severance is less than five years or (ii) the Company fully vested the Company Matching Contribution Accounts of other Participants in the same category as the Participant if the Participant had remained employed by the Company and five years had not elapsed during his or her Period of Severance, the Company shall restore to the Participant as of the Valuation Date immediately following the date of reemployment those amounts treated as Forfeitures under Section 10.3 without interest or earnings for the period between the Valuation Date immediately following the Participant’s distribution date and the Valuation Date immediately following the Participant’s reemployment. The Participant’s vested interest in his or her Company Matching Contribution Account upon reemployment shall be determined pursuant to Section 10.3.

The Company shall restore unvested Company Matching Contributions to Participants under this subsection by utilizing first any available Forfeitures and then by making an additional Company contribution. The Forfeitures or additional Company contributions must be allocated to the Participant’s Company Matching Contribution Account prior to the end of the Plan Year following the Plan Year in which restoration occurs.

Notwithstanding any other provision of the Plan to the contrary, if a Participant terminates employment and his or her Period of Severance exceeds the greater of (1) five years or (2) his or her Years of Service, the entire unvested portion of his or her Company Matching Contribution Account, and all earnings thereon, not previously forfeited shall be forfeited and became a Forfeiture as of the date he incurs a Five-Year Period of Severance and shall not be restored upon reemployment.

(2)           Restoration of Years of Vesting Service and Years of Service. If the Participant either had a Vested Percentage under Section 10.3 in his or her Company Matching Contribution Account (or, effective on and after January 1, 2006 for Participants who terminate employment on or after such date, in his or her Tax-Deferred Contribution Account) as of his or her Severance Date or if his or her Period of Severance is less than five years, the Participant shall be entitled, following his or her reemployment, to a reinstatement of his or her Years of Vesting Service and his or her Years of Service accrued as of his or her Severance Date. If the Participant’s Period of Severance equaled or exceeded five years, however, Years of Vesting Service accrued after his or her Reemployment Commencement Date will be disregarded for the purpose of vesting in the Participant’s Company Matching Contribution Account accrued before such Period of Severance.

(b)           If an Employee has a Reemployment Commencement Date but was not a Participant in the Plan on his or her prior termination of employment, such Employee shall be eligible to participate in the Plan upon satisfying the eligibility requirements under Section 3.1.

Section 3.8            Beneficiary Designation. A Participant may designate a Beneficiary in writing on a form provided by the Plan Administrator. Such a designation may be in favor of one or more Beneficiaries, may include contingent as well as primary designations, may apportion or specify the benefits payable hereunder, and may include named or yet unnamed trustees under any will or living trust. The designation may be changed at any time or times by filing a new designation form with the Plan Administrator. Any designation shall become effective upon receipt thereof acknowledged by the Plan Administrator during the Participant’s lifetime. The most recent designation received by the Plan Administrator shall control as of any date. If a Participant designates a Beneficiary without providing that the Beneficiary must be living at the time of each distribution, and if the Beneficiary survives the Participant but dies before receiving all of the benefits so designated, then the remaining benefits shall be distributed to the Beneficiary’s spouse, if any, otherwise to the Beneficiary’s then-living descendants, per stirpes, if any, otherwise to the Beneficiary’s estate. If multiple Beneficiaries are named without specifying the proportions payable to each, distribution shall be made in equal shares to the Beneficiaries entitled thereto. In the absence of a written and receipted designation of Beneficiary, or if all designated Beneficiaries predecease the Participant, the Participant’s spouse, if any, otherwise the Participant’s then-living descendants (with distribution being made per stirpes), if any, otherwise the Participant’s estate, shall be considered the designated Beneficiary. All Beneficiary designations should include the full name and post office address of the Beneficiary. Distribution to a Beneficiary hereunder other than to the estate of a Participant shall not be subjected to claims against the Participant. A married Participant’s sole primary Beneficiary shall, while the Participant is married, automatically be his or her current spouse unless the spouse consents in writing to the designation of a different primary Beneficiary or Beneficiaries. Such spousal consent shall acknowledge the financial effect of the designation and shall also acknowledge the non-spouse Beneficiary, class of Beneficiaries or contingent Beneficiaries and the specific form of payment, if any, chosen by the Participant. The consent shall be witnessed by a Plan representative or a notary public.

ARTICLE 4

COMPANY MATCHING CONTRIBUTIONS

Section 4.1            Amount of Company Matching Contributions. Subject to the provisions of Section 6.1, the Participating Employers shall make Company Matching Contributions to the Plan for each Payroll Period on behalf of each Participant, on the following basis:

(a)           For Participants whose Employment and, if applicable, most recent Reemployement Commencement Dates were before February 1, 2000, and

(1)           the Participant has completed fewer than 20 full Years of Service, the Participating Employers shall contribute fifty percent (50%) of the Regular Contributions deposited during such Payroll Period by such Participant; provided, however, that the amount of Employee Contributions for which the Participating Employers shall make a Company Matching Contribution shall not exceed six percent (6%) of the Participant’s Compensation; or

(2)           the Participant has completed 20 or more full Years of Service, the Participating Employers shall contribute seventy-five percent (75%) of the Regular Contributions deposited during such Payroll Period by such Participant; provided, however, that the amount of Employee Contributions for which the Participating Employers shall make a Company Matching Contribution shall not exceed six percent (6%) of the Participant’s Compensation.

(b)           For Participants whose Employment or most recent Reemployment Commencement Dates were on or after February 1, 2000, the Participating Employers shall contribute one hundred percent (100%) of the Regular Contributions deposited during such Payroll Period by such Participant; provided, however, that the amount of Employee Contributions for which the Participating Employers shall make a Company Matching Contribution shall not exceed six percent (6%) of the Participant’s Compensation.

(c)           In the event that (i) the amount contributed to a Participant’s Tax Deferred Contribution Account under Section 5.1 for a Plan Year exceeds the limitation of Section 5.5 for the Plan Year or (ii) the amount contributed to a Participant’s Tax Deferred Contribution Account or After-Tax Contribution Account under Section 5.1 for a Plan Year is reduced in order to comply with the limitations of Section 5.6 or 6.4, respectively, any Company Matching Contributions made with respect to such excess contributions, plus any income and minus any loss allocable thereto, shall be forfeited notwithstanding any other provision of the Plan to the contrary and shall be considered a Forfeiture and applied as provided in Section 2.23. Any such forfeited Company Matching Contributions shall not be taken into account in applying the limitations under Section 6.4. Income and losses shall be determined in the manner provided in Section 5.6(c)(iii) for determining earnings and losses thereunder.

Section 4.2            Time and Form of Company Matching Contributions. Company Matching Contributions shall be made as soon as reasonably practicable after the last business day of the calendar month in which the Payroll Period to which they relate ends. Company Matching Contributions may be made in the form of cash or qualifying employer securities (within the meaning of Code Section 4975(e)(8)) or in a combination thereof, as the Participating Employers elect. To the extent that Company Matching Contributions are made in the form of Company Stock, the number of shares to be contributed shall be determined by dividing the amount of the contribution to be made in the form of stock by the closing price of such stock as reported as New York Stock Exchange-Composite Transactions on the date to which such contribution relates. Such stock may be stock which has been purchased by the Participating Employers for this purpose, authorized but unissued stock of OGE Energy Corp., or treasury stock held by OGE Energy Corp. Regardless of the form of contribution, all Company Matching Contributions shall be invested in the OGE Energy Corp. Common Stock Fund when contributed to the Trust.

ARTICLE 5

EMPLOYEE CONTRIBUTIONS

Section 5.1           Employee Regular and Supplemental Contributions. For each Payroll Period, each Participant shall contribute to the Plan an amount not less than two percent (2%) nor more than nineteen percent (19%) of his or her Compensation, which contributions shall be designated by the Participant, in whole multiples of one percent (1%) of Compensation, on the following basis:

(a)           Contributions not exceeding the first six percent (6%) of Compensation shall be designated Regular Contributions. Regular Contributions may be designated as After-Tax Contributions or Tax-Deferred Contributions in any combination, provided that any such designation is made in whole multiples of one percent (1%) of Compensation.

(b)           Contributions exceeding the first six percent (6%) of Compensation shall be designated Supplemental Contributions. Supplemental Contributions may be designated as After-Tax Contributions or Tax-Deferred Contributions, in any combination, provided that any such designation is made in whole multiples of one percent (1%) of Compensation.

All Employee Contributions shall be effected by payroll deductions in accordance with procedures established by the Benefits Committee.

Section 5.2           Change in Employee Contribution Percentages. The rate of Regular and Supplemental Contributions may be changed from one whole multiple of one percent (1%) to another by any Participant as to Employee Contributions to be made in the future, effective as of the first day of any Payroll Period and within the limitations of Section 5.1, by submitting the required information in advance to the Trustee; provided, however, that a Participant’s Supplemental Contributions shall be completely suspended during any period in which his or her Regular Contribution percentage is less than six percent (6%). Notwithstanding the foregoing or the provisions of Section 5.3, a Participant who is a participant in the OGE Energy Corp. Deferred Compensation Plan or any successor thereto, shall not be permitted to change, suspend or resume his or her Employee Contributions hereunder other than as of the first day of a Plan Year unless the change is permitted under Code Section 409A and the regulations thereunder.

Section 5.3           Suspension of Employee Contributions. Subject to the last sentence of Section 5.2, a Participant may suspend his or her Regular Contributions and/or Supplemental Contributions as of the first day of any Payroll Period by making a request to the Trustee prior to the start of such Payroll Period, in accordance with procedures established by the Benefits Committee. A Participant may resume Employee Contributions by similar advance notice to the Trustee.

Section 5.4          Deduction of Employee Contributions. The Company shall deduct Employee Contributions from the Compensation of the Participant and shall transmit biweekly, but in no event later than the 15th business day of the month following the month in which such deduction is made, the sums so deducted to the Trustee for investment as the Participant shall have directed. A statement of the amount of each Participant’s Employee Contributions shall be delivered to the Trustee by the Plan Administrator.

Section 5.5           Yearly Limitation on Tax-Deferred Contributions. No Participant shall be permitted to have Tax-Deferred Contributions made under the Plan during any calendar year beginning on or after January 1, 2002, in excess of $11,000 or such other maximum amount as is provided for under Code Section 402(g) for such calendar year (reduced by the Participant’s elective deferrals for such year under any other salary reduction arrangement maintained by the Company under Code Section 401(k), 403(b), 408(k)(6), 408(p) or 501(c)(18) and, effective after 2005, by any designated Roth contribution for such year under a cash or deferred arrangement maintained by the Company under Section 401(k) or 403(b) to the extent includible in gross income), as adjusted by the Secretary of the Treasury each year. Any Tax-Deferred Contributions made by the Company on behalf of a Participant in excess of such adjusted limit for any calendar year shall be returned to the Participant (as adjusted for earnings and losses attributable thereto, as determined under Article 9, (i) with respect to any excess returned for calendar years before 2008, through a date that is no more than seven (7) days before the date of distribution and (ii) with respect to any excess returned for calendar years ending after 2007, the end of such calendar year) no later than the April 15 following the close of the calendar year to which such excess relates. The amount of excess Tax-Deferred Contributions to be distributed under this Section with respect to an Employee for a Plan Year shall be reduced by any excess Tax-Deferred Contributions previously distributed to the Employee for the Employee’s taxable year ending with or within the Plan Year in accordance with Section 402(g)(2).

Section 5.6	Reduction of Tax-Deferred Contributions by the Benefits Committee.
(a)	To the extent necessary to meet for any Plan Year either of the following tests:
(i)

the average Actual Deferral Percentage of the Highly Compensated Employees for the current Plan Year is not more than 1.25 times the average Actual Deferral Percentage of all other Employees for the preceding Plan Year; or

(ii)

the excess of the average Actual Deferral Percentage of the Highly Compensated Employees for the Plan Year over the average Actual Deferral Percentage of all other Employees for the preceding Plan Year is not more than 2 percentage points and the average Actual Deferral Percentage of the Highly Compensated Employees for the Plan Year is not more than 2 times the average Actual Deferral Percentage of all other Employees for the preceding Plan Year;

(b)	the Benefits Committee may undertake the following actions:
(i)	decrease the maximum Tax-Deferred Contribution permitted to be made on behalf of certain Highly Compensated Employees as determined by the Benefits Committee each Plan Year; or
(ii)	distribute the Tax-Deferred Contributions of certain Participants;
(c)	according to the following rules:

(i)

Any distribution to Participants under this paragraph shall occur before the end of the Plan Year following the Plan Year in which the contributions were made. However, unless the distribution is made within the first 2½ months of that following Plan Year, the Participating Employer shall incur a 10% excise tax with respect to the excess not distributed to the extent required by law.

(ii)

The distribution shall be made by distributing the Tax-Deferred Contributions made on behalf of the Highly Compensated Employees under the leveling method described under Code Section 401(k)(8) and applicable Treasury Regulations in order of the aggregate amount of contributions by, or on behalf of, each of such Employees. Beginning with the highest of such contributions, each aggregate contribution amount shall be reduced to the next highest aggregate contribution amount until the excess is eliminated.

(iii)

Each distribution under this paragraph shall include the earnings or losses attributable to the contributions distributed, as determined under Article 9, through (A) with respect to such distributions made for calendar years ending before 2008, a date that is no more than seven (7) days before the date of the distribution and (B) with respect to any such distribution made for calendar years ending after 2007, the end of such calendar year.

(d)           The amount of excess Tax-Deferred Contributions to be distributed under this Section with respect to an Employee for a Plan Year shall be reduced by any excess Tax-Deferred Contributions previously distributed to the Employee for the Employee’s taxable year ending with or within the Plan Year in accordance with Section 402(g)(2).

(e)           For purposes of applying the tests set forth in Section 5.6(a) for any Plan Year beginning on or after January 1, 1997, the Benefits Oversight Committee may elect, by amending the Plan to provide that it has made such election, to use the average Actual Deferral Percentage of Employees (who are not Highly Compensated Employees) for the current Plan Year rather than use the average Actual Deferral Percentage of Employees (who are not Highly Compensated Employees) for the preceding Plan Year as is otherwise provided in Section 5.6(a). If such an election is made, it may not be changed except to the extent provided in applicable governmental regulations, rulings or announcements. In accordance with the preceding sentences, the Benefits Oversight Committee hereby elects to use the average Actual Deferral Percentage for Employees (who are not Highly Compensated Employees) for the current Plan Year in applying the tests under Section 5.6(a) for each Plan Year commencing on or after January 1, 1997, and the Plan is hereby amended to so provide.

(f)            The following rules shall apply, to the extent applicable, for purposes of determining whether the foregoing tests of Section 5.6(a) are met for a Plan Year:

(i)

If during the Plan Year an Employee who is a Highly Compensated Employee for such Plan Year also participated in any other plan of the Company which includes a cash or deferred arrangement qualifying under Section 401(k) of the Code, his or her contributions made pursuant to the cash or deferred arrangement under such other plan for such Plan Year shall be taken into account for purposes of applying the tests under (a) above. In the event that such arrangements have different plan years, all such contributions made during the Plan Year under all such arrangements shall be aggregated for this purpose. Notwithstanding the foregoing, cash or deferred arrangements that are not permitted to be aggregated under Treasury Regulations issued under Code Section 401(k) shall be treated as separate arrangements.

(ii)

If during a Plan Year a Participant who is not a Highly Compensated Employee for such Plan Year had contributions made under Section 4.1 on his or her behalf in excess of the limitations of Section 5.5 for such Plan Year, such excess contributions shall not be taken into account for purposes of applying the tests under (a) above; however, if the Participant is a Highly Compensated Employee for the Plan Year, they shall be taken into account.

(iii)

If during a Plan Year one or more other plans which include cash or deferred arrangements under Section 401(k) of the Code are considered with this Plan as one plan for purposes of Section 401(a)(4) or 410(b) of the Code (other than the average benefit percentage test thereunder), all such arrangements shall be treated as one arrangement for purposes of applying this Section 5.6.

(g)           In the discretion of the Benefits Committee and to the extent permitted under Treasury Regulations, the tests under this Section 5.6 and any corrective action resulting therefrom may be conducted separately with regard to any group of Employees for whom separate testing is permissible under such regulations and shall be conducted separately with regard to any group of Employees for whom separate testing is required under such regulations.

Section 5.7            Rollover Contributions. An Eligible Employee who has received a distribution of his or her interest in a plan that is qualified under Section 401(a) of the Code may, in accordance with procedures established by the Benefits Committee, transfer the distribution to the Trust and instruct the Trustee to accept such a distribution directly from the distributing plan, provided the following conditions are met:

(a)	the distribution is an eligible rollover distribution as defined in Section 11.9;

(b)           the transfer occurs in a direct trustee-to-trustee rollover or on or before the 60th day following the Employee’s receipt of the distribution from the other plan, or, if such distribution had previously been transferred into an individual retirement account or individual retirement annuity described in Section 408 of the Code, on or before the 60th day following the Employee’s receipt of the distribution from such account or annuity;

(c)           the Employee provides the Trustee with whatever information it deems necessary to determine that the proposed rollover will meet the requirements of this Section; and

(d)           to the extent the distribution consists of after-tax contributions, such after-tax contribution amounts may be rolled over to the Plan only from another qualified plan in a direct trustee-to-trustee rollover and shall be separately accounted for under the Plan; provided, however, that no amounts distributed from a designated Roth account (as defined in Section 402A of the Code) or from a Roth IRA (as defined in Section 408A of the Code) may be transferred to the Plan.

The amount transferred shall be credited to the rollover subaccount of the Employee’s Transfer Account, subject to subsection (d) above.

Section 5.8	Catch-Up Contributions.

(a)           For any Plan Year beginning after December 31, 2001, all Participants who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of Sections 5.5 and 6.2 of the Plan and shall not be eligible for Company Matching Contributions. The Plan shall not be treated as failing to satisfy Section 5.6 and Article 20 of the Plan or the requirements of Code Section 410(b) by reason of the making of such Catch-Up Contributions, and, accordingly, Catch-Up Contributions shall not be taken into account for purposes of applying tests under Section 5.6, in determining the minimum allocation under Article 20 for the current Plan Year (but Catch-Up Contributions made in prior years are counted in determining whether the Plan is Top-Heavy) or for purposes of Section 410(b) of the Code.

(b)           In furtherance of, but without limiting the foregoing, (i) the percentage limitation described in Section 5.1 shall not apply to Catch-Up Contributions, (ii) any Tax-Deferred Contributions which exceed (A) the percentage limits described in Section 5.1, (B) the statutory limits described in Sections 5.5 and 6.2, or (C) the limits specified by the Benefits Committee under Section 5.6 for the Plan Year, shall be treated as Catch-Up Contributions and (iii) Catch-Up Contributions shall be permitted to be made on a payroll-by-payroll basis; provided, however, that Tax-Deferred Contributions may only be characterized as a Catch-Up Contribution on a Plan Year basis.

(c)           Catch-Up Contributions shall be credited to the Participant’s Catch-Up Contribution Account established under the Plan. For purposes of making contributions under Section 6.1, the vesting under Section 7.3, the time and form of distribution and withdrawals under Articles 10 and 11, including hardship withdrawals, and investments under Article 8, a Catch-Up Contribution shall be treated as Supplemental Contributions under the Plan.

ARTICLE 6

LIMITATIONS ON CONTRIBUTIONS TO THE PLAN

Section 6.1            Company Matching Contribution and Tax-Deferred Contribution Limitations. Company Matching Contributions and Tax-Deferred Contributions made by any Participating Employer shall be made only on behalf of Participants who are Employees of the Participating Employer, and Company Matching Contributions shall be made only from current or accumulated earnings or profits of such Participating Employer. If any Participating Employer is prevented from making a contribution which it otherwise would have made by reason of having no current or accumulated earnings or profits, or because such earnings or profits are less than the contribution which it otherwise would have made, then so much of the contribution which such Participating Employer was so prevented from making may be made for the benefit of Participants who are Employees of such Participating Employer by any of the other Participating Employers to the extent of its current or accumulated earnings or profits. If the Participating Employers do not file a consolidated federal income tax return, the contribution by each such other Participating Employer shall be limited to that portion of its total current and accumulated earnings or profits remaining after adjustment for its contributions on behalf of Participants who are its own Employees which the total prevented contribution bears to the total current and accumulated earnings or profits of all such Participating Employers remaining after adjustment for all contributions on behalf of Participants who are their own Employees. Notwithstanding the foregoing provisions of this Section 6.1, OGE Energy Corp. may waive the earnings and profits limitation under this Section 6.1 for any Plan Year. The amount of contributions made by any Participating Employer for a Plan Year shall not exceed the amount deemed to be deductible in computing the taxable income of such Participating Employer (taking into account all contributions under all of such Participating Employer’s qualified plans and all privileges and limitations of carryovers and carryforwards as established by law) for the purpose of computing taxes on or measured by income under the provisions of the Code and/or any other laws in effect from time to time.

Section 6.2           Maximum Annual Additions to Participant Accounts. Notwithstanding any other provision of the Plan, the “annual additions” on behalf of a Participant for any “limitation year” shall not exceed an amount equal to the lesser of:

(a)           Thirty thousand dollars ($30,000) (or, for limitation years beginning on and after January 1, 2002, forty thousand dollars ($40,000)), as adjusted by the Secretary of the Treasury under Section 415(d) of the Code; or

(b)           Twenty-five percent (25%) (or, for limitation years beginning on or after January 1, 2002, one hundred percent (100%)) of the Compensation paid to the Participant by the Company in that limitation year.

For purposes of this Section 6.2 and Section 6.3, the term “annual additions” shall mean, with respect to each Participant for each Plan Year, the aggregate of the Company Matching Contributions allocated to his or her Company Matching Contribution Account, the Tax-Deferred Contributions allocated to his or her Tax-Deferred Contribution Account and the contributions made by the Participant to his or her After-Tax Contribution Account.

If any Participant’s annual additions exceed the applicable maximum limitation set forth above, contributions (and the earnings attributable thereto during the Plan Year) shall be returned to the Participant and/or held in a suspense account for the Participating Employer to the extent necessary and in the following priority:

(c)	First, Supplemental After-Tax Contributions shall be returned to the Participant;

(d)           Second, Regular After-Tax Contributions shall be returned to the Participant and Company Matching Contributions relating thereto shall be held in a suspense account for the Participating Employer;

(e)           Third, Supplemental Tax-Deferred Contributions shall be returned to the Participant; and

(f)            Fourth, Regular Tax-Deferred Contributions shall be returned to the Participant and Company Matching Contributions relating thereto shall be held in a suspense account for the Participating Employer.

Amounts held in a suspense account for a Participating Employer shall be used to reduce future Company Matching Contributions by such Participating Employer. For purposes of this Section 6.2 and Section 6.3, the term “limitation year” shall mean the Plan Year and the term “Compensation” shall be defined pursuant to Code Section 415(c)(3) and Treasury Regulation Section 1.415-2(d).

Section 6.3            Participation in More than One Plan of Company. In the event that the annual additions which otherwise would be made to the Participant’s Accounts under all defined contribution plans of the Company for any Plan Year exceed the limitations set forth in Section 6.2, the excess annual additions shall be attributable first to the Plan as may be required under Section 6.2 so that no such excess annual additions are made.

Section 6.4	Limitation on Amount of Company Matching Contributions and After-Tax Contributions.
(a)	To the extent necessary to meet for any Plan Year either of the following tests:
(i)

The average Actual Contribution Percentage of the Highly Compensated Employees for the current Plan Year is not more than 1.25 times the average Actual Contribution Percentage of all other Employees for the preceding Plan Year; or

(ii)

The excess of the average Actual Contribution Percentage of the Highly Compensated Employees for the current Plan Year over the average Actual Contribution Percentage of all other Employees for the preceding Plan Year is not more than 2 percentage points and the average Actual Contribution Percentage of the Highly Compensated Employees for the current Plan Year is not more than 2 times the average Actual Contribution Percentage of all other Employees for the preceding Plan Year;

(b)	the Benefits Committee may undertake any of the following actions:
(i)	forfeit the amount of the nonvested Company Matching Contributions made on behalf of certain Highly Compensated Employees as determined by the Benefits Committee each Plan Year;
(ii)	return the After-Tax Contributions made by certain Highly Compensated Employees as determined by the Benefits Committee each Plan Year; or
(iii)	return the amount of the vested Company Matching Contributions made on behalf of certain Highly Compensated Employees as determined by the Benefits Committee each Plan Year;

(c)	according to the following rules:
(i)

Any distribution to Participants under this paragraph shall occur before the end of the Plan Year following the Plan Year in which the contributions were made. However, unless the distribution is made within the first 2½ months of that following Plan Year, the Participating Employer shall incur a 10% excise tax with respect to the excess not distributed to the extent required by law.

(ii)

The distribution shall be made by reducing the Company Matching Contributions made on behalf of the Highly Compensated Employees under the leveling method described under Code Section 401(k)(8) and applicable Treasury Regulations in order of the aggregate amount of contributions by, or on behalf of, each of such Employees. Beginning with the highest of such contributions, each aggregate contribution amount shall be reduced to the next highest aggregate contribution amount until the excess is eliminated.

(iii)

Each distribution under this paragraph shall include the earnings or losses attributable to the contributions distributed, as determined under Article 9, through (A) with respect to such distributions made for calendar years ending before 2008, a date that is no more than seven (7) days before the date of the distribution and (B) with respect to any such distribution made for calendar years ending after 2007, the end of such calendar year.

(iv)

Except as otherwise provided by Treasury Regulations, for each Plan Year beginning before January 1, 2002 in which the nondiscrimination test of subsection 5.6(a)(ii) is relied upon to satisfy the requirements of Section 5.6, Company Matching Contributions and After-Tax Contributions must meet the nondiscrimination test set forth in subsection 6.4(a)(i).

(v)	The amount of any Company Matching Contributions which are forfeited under this Section 6.4 shall be considered a Forfeiture and used in accordance with Section 2.23.

(d)           For purposes of applying the tests under Section 6.4(a) for any Plan Year beginning on or after January 1, 1997, the Benefits Oversight Committee may elect, by amending the Plan to provide that it has made such election, to use the average Actual Contribution Percentage of Employees (who are not Highly Compensated Employees) for the current Plan Year rather than use the average Actual Contribution Percentage of Employees (who are not Highly Compensated Employees) for the preceding Plan Year as is otherwise provided in Section 6.4(a). If such an election is made, it may not be changed except to the extent provided in applicable governmental regulations, rulings or announcements. In accordance with the preceding sentences, the Benefits Oversight Committee hereby elects to use the average Actual Contribution Percentage for Employees (who are not Highly Compensated Employees) for the current Plan Year in applying the tests under Section 6.4(a) for each Plan Year commencing on or after January 1, 1997, and the Plan is hereby amended to so provide.

(e)           The following rules shall apply, to the extent applicable, for purposes of determining whether the foregoing tests of this Section 6.4(a) are met for a Plan Year:

(i)

If during the Plan Year an Employee who is eligible under Section 3.1 to participate in the Plan and is a Highly Compensated Employee for such Plan Year also participated in any other plan of the Company to which employer matching contributions or employee contributions required to be taken into account hereunder are made, such contributions made under such other plan for such Plan Year by or on his or her behalf shall be taken into account for purposes of applying the tests under (a) above. In the event that such plans have different plan years, all such contributions made during the Plan Year under all such plans shall be aggregated for this purpose. Notwithstanding the foregoing, plans that are not permitted to be aggregated under Treasury Regulations issued under Code Section 401(m) shall be treated as separate plans.

(ii)

If during a Plan Year one or more other plans to which employer matching contributions or employee contributions required to be taken into account hereunder are made are considered along with the Plan as one plan for purposes of Section 401(a)(4) or 410(b) of the Code (other than the average benefit percentage test thereunder), all such plans shall be treated as one plan in determining the Actual Contribution Percentage of a group of Employees under the Plan.

(f)            In the discretion of the Benefits Committee and to the extent permitted under Treasury Regulations, the tests under this Section 6.4 and any corrective action resulting therefrom may be conducted separately with regard to any group of Employees for whom separate testing is permissible under such regulations and shall be conducted separately with regard to any group of Employees for whom separate testing is required under such regulations.

Section 6.5            Multiple Use of Alternative Limitation. Notwithstanding any provision in Articles 5 and 6 to the contrary, if the 1.25 factors referred to in Sections 5.6 or 6.4 are both exceeded for a Plan Year beginning before January 1, 2002, the leveling method of corrections under Treasury Regulation Section 1.401(m)-1(e)(2) shall be continued until the combined limitation set forth in Treasury Regulation Section 1.401(m)-2(b) is satisfied for such Plan Year.

ARTICLE 7

PARTICIPANT ACCOUNTS

Section 7.1            Establishment of Participant Accounts. The Benefits Committee shall maintain, or cause to be maintained, for each Participant a Company Matching Contribution Account, a Regular After-Tax Contribution Account and/or a Regular Tax-Deferred Contribution Account, a Supplemental After-Tax Contribution Account and/or a Supplemental Tax-Deferred Contribution Account, a Catch-Up Contribution Account, and a TRASOP Account if the Participant also participated in the Oklahoma Gas and Electric Company Employees’ Stock Ownership Plan, such Transfer Account as may be required under the terms of Section 16.3, and any other account or any subaccounts under any account as they may deem appropriate.

Section 7.2            Quarterly Statement of Account Balances. As soon as practicable after the close of each calendar quarter, the Plan Administrator shall prepare and deliver to each Participant a statement of the balances in such person’s Participant Accounts as of the close of such calendar quarter.

Section 7.3           Nonforfeitability of Employee Contribution Accounts. The entire interest of each Participant in his or her Regular After-Tax Contribution Account, Regular Tax-Deferred Contribution Account, Supplemental After-Tax Contribution Account, Supplemental Tax-Deferred Contribution Account and Transfer Account, if any, shall be at all times fully vested and nonforfeitable.

Section 7.4            Compliance with USERRA Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

ARTICLE 8

INVESTMENT FUNDS

Section 8.1            Establishment of Funds. The Benefits Committee shall cause the Trustee to establish and maintain the Investment Funds offered under the Plan, except that it is OGE Energy Corp.’s intent in its settlor capacity that the OGE Energy Corp. Common Stock Fund provided for in Section 8.1(a) shall be a permanent feature of the Plan as provided in said Section 8.1(a). Consistent with the foregoing, the Benefits Committee shall have the authority to add or delete funds as it deems appropriate without amending this Plan document. As of the effective date of this amendment and restatement the following funds are available under the Plan unless indicated otherwise:

(a)           OGE Energy Corp. Common Stock Fund. Except as otherwise provided in this Section 8.1(a), this fund invests exclusively in Company Stock, which stock shall be contributed by the Participating Employers or purchased: (i) from OGE Energy Corp., (ii) on the open market or (iii) by participation in a dividend reinvestment or similar plan available to OGE Energy Corp.’s shareholders in general. A small portion of this fund may be invested in short-term investments for liquidity purposes to accommodate daily cash flow necessary to meet distribution, withdrawal, loan, transfer and administrative expense needs of the Plan. Interests in this fund are expressed in terms of “units” and not in shares of stock to permit same day trading and valuations. It is OGE Energy Corp.’s intent in its settlor capacity that the OGE Energy Corp. Common Stock Fund shall be a permanent feature of the Plan and shall continue to be invested exclusively in Company Stock (other than for liquidity purposes as provided above) without regard to (A) the diversification of assets of the Plan and Trust, (B) the risk profile of Company Stock, (C) the amount of income provided by Company Stock, or (D) the fluctuation in the fair market value of Company Stock, unless the Benefits Committee determines that there is a serious question concerning the short-term viability of OGE Energy Corp. as a going concern without resort to bankruptcy proceedings.

(b)           Fidelity Managed Income Portfolio. This option seeks to preserve the amount invested and to earn a competitive level of income over time. The goal is to maintain a stable $1 share price, but the yield will fluctuate. This option purchases short- and long-term investment contracts that meet the credit quality standards of Fidelity Management Trust Company. An investment contract is an unsecured agreement where the purchaser agrees to pay for the life of the contract and repay the money when the contracts become due. The issuers of investment contracts may be insurance companies, banks or other approved financial institutions.

(c)           Fidelity Asset Manager: Income. This fund seeks a high level of current income by maintaining a diversified portfolio of stocks, bonds and short-term, interest-bearing instruments. The fund emphasizes investments in bonds and other short-term instruments for income and price stability. The fund’s “neutral mix” is 20 percent stocks, 50 percent bonds and 30 percent short-term instruments. This mix will vary as the fund manager gradually adjusts the fund’s holdings - within defined ranges - based on the current outlook for different markets.

(d)           Fidelity Asset Manager. This fund seeks high total return with moderate risk over the long term. The fund may invest in stocks, bonds and other short-term instruments, both in the U.S. and abroad. The fund’s “neutral mix” is 50 percent stocks, 10 percent bonds and 20 percent short-term instruments. This mix will vary as the fund manager gradually adjusts the fund’s holdings - within defined ranges - based on the current outlook for different markets.

(e)           Fidelity Asset Manager: Growth. This fund seeks to maximize total return over the long-term by investing in a more aggressive mix of stocks, bonds and other short-term securities. The fund may invest in both U.S. and foreign securities. The fund’s “neutral mix” is 70 percent stocks, 25 percent bonds, and 5 percent short-term instruments. This mix will vary as the fund manager gradually adjusts the fund’s holdings - within defined ranges - based on the current outlook for different markets.

(f)            Fidelity Growth and Income Portfolio. This fund seeks high total return though a combination of current income (such as through dividends) and capital appreciation (an increase in the value of the fund’s shares). The fund expects to invest a majority of its assets in domestic and foreign equity securities, with a focus on those that pay current dividends and show potential earnings growth. However, the fund may buy securities that are not currently paying dividends, but offer prospects for either capital appreciation or future income.

(g)           Fidelity Blue Chip Growth Fund. This fund seeks capital appreciation (an increase in the value of the fund’s shares). The fund invests mainly in common stocks of well-known and established domestic and foreign companies. The fund normally invests at least 65% of its total assets in the common stock of “blue chip” companies, i.e., those with a market capitalization of at least $200 million, if included in the S&P 500 or the Dow Jones Industrial Average, or $1 billion if not included in either index.

(h)           Fidelity Contrafund. This fund seeks capital appreciation (an increase in the value of the fund’s shares). The fund invests mainly in equity securities of foreign and domestic companies that are undervalued or out of favor. The fund looks for companies that have at least one of the following characteristics: (i) the company is unpopular, but improvements seem possible due to developments such as a change in management, a new product line, or an improved balance sheet; (ii) the company has been popular recently, but is temporarily out of favor due to short-term or one-time factors; and/or (iii) the company is undervalued when compared to other companies in the same industry.

(i)            Spartan Total Market Index Fund. This fund seeks to provide investment results that correspond to the total return of a broad range of domestic (U.S.) stocks. The fund invests at least 80 percent of its assets in common stocks included in the Wilshire 5000. The fund’s share price and return will fluctuate.

(j)            Templeton Foreign I. This fund seeks capital appreciation (an increase in the value of the fund’s shares). The fund invests mainly in stocks and debt securities of companies and governments of developed or developing countries outside the United States. This fund is being closed to new funds effective October 31, 2006 and removed as an Investment Fund effective December 29, 2006.

(k)           PIMCO Total Return Fund Administrative Class. This fund seeks to provide high total return that exceeds general bond market indices. The fund invests mainly in bonds, including U.S. government, corporate, mortgage and foreign.

(l)            American Beacon Large Cap Value Fund Class A. This fund is added effective October 31, 2006 and seeks to provide long-term capital appreciation and current income. The fund invests mainly in equity securities of large market capitalization U.S. companies. These companies generally have market capitalizations similar to the market capitalization of the companies in the Russell 1000®Index. These may consist of common and preferred stocks, convertible securities, U.S. dollar-denominated American Depositary Receipts and U.S. dollar-denominated foreign stocks traded on U.S. exchange.

(m)          American Funds EuroPacific Growth Fund Class R4. This fund seeks long-term growth of capital. The fund invests primarily in stocks of companies that do most of their business outside the United States. Normally, at least 80% of the fund's total assets will be invested in securities of companies from Europe or the Pacific Basin. The fund can invest in many types of companies, ranging from large multinational corporations located in major world markets, to smaller companies located in developing countries.

(n)           AIM International Growth Fund. This is a growth fund that invests internationally and seeks to provide long-term growth of capital. This fund primarily invests in a diversified portfolio of foreign stocks which have strong potential growth. The fund will emphasize investments in foreign companies in the developed countries of Western Europe and the Pacific Basin and may also invest in stocks of companies located in developing countries in various regions of the world.

(o)           Calamos Growth A Fund Class A. This fund seeks to provide long-term capital growth. The fund primarily invests in companies that have the potential for above-average, sustainable earnings growth, that fund management believes will outperform most analysts' expectations, and whose results and prospects are not yet fully reflected in their stock prices. Management has developed a proprietary screening process that uses sophisticated quantitative models, with in-depth analysis of such quantitative indicators of a company's growth prospects as anticipated earnings, cash flow, return on capital, and expected return. Although the fund can invest in companies of any size, many of the most promising opportunities lie in rapidly growing small and mid-sized companies. But, these sectors of the market also can be more volatile than larger, well-established companies.

(p)           Fidelity Low Price Stock Fund. This fund seeks to provide capital appreciation. The fund invests at least 80% of its assets in low-priced stocks (those priced at or below $35 per share), which can lead to investments in small and medium-sized companies. The fund may potentially invest in stocks not considered low priced. Investments in smaller companies may involve greater risk than those of larger, more well known companies. The fund may invest in securities of domestic and foreign issuers. The fund may invest in "growth" or "value" stocks, or both. If a Participant or Beneficiary sells any shares after holding them for less than 90 days, the fund will deduct a short-term trading fee from his or her Account equal to 1.5% of the value of the shares sold.

(q)           Fidelity Small Cap Stock Fund. This fund is a growth fund that seeks to provide long-term growth of capital. The fund invests at least 80% of its assets in common stocks of companies with small market capitalizations (those with market capitalizations similar to companies in the Russell 2000® Index or the S&P® SmallCap 600 Index). Investments in smaller companies may involve greater risk than those in larger, more well known companies. The fund may invest in securities of domestic and foreign issuers. If a Participant or Beneficiary sells shares after holding them for less than 90 days, the fund will deduct a short-term trading fee from his or her Account equal to 2% of the value of the shares sold.

(r)            Fidelity Freedom Funds. The Fidelity Freedom Funds are lifecycle funds, offering a diversified set of mutual funds in a single fund, with the added benefit of professional asset allocation. The Freedom Funds have an asset allocation mix among stocks, bonds, and short-term instruments that is more aggressive when investor is younger and get more conservative as one nears retirement target date. An investor selects the fund with a target retirement date closest to when one wants to retire, and fund’s money managers have a systematic plan for adjusting the asset allocation by incrementally rolling our of equities and into fixed income investments as the target date approaches.

(s)           Goldman Sachs Mid Cap Value Fund Class A. This mid cap value fund seeks to provide long-term capital appreciation. The fund primarily invests at least 80% of its net assets in a diversified portfolio of equity investments in mid-cap issuers with public stock market capitalizations within the range of the market capitalization of companies constituting the Russell Midcap® Value Index at the time of investment. Investments in mid-sized companies may involve greater risks than those in larger, more well known companies, but may be less volatile than investments in smaller companies.

(t)            Wells Fargo Advantage Small Cap Value Fund Class Z. This fund seeks to provide long-term capital growth. This fund primarily invests in stocks of small-capitalization companies that the fund's manager believes are undervalued relative to the market based on earnings, cash flow, or asset value. The manager looks for companies whose stock prices may benefit from a positive dynamic change, such as a new management team, a new product or service, a corporate restructuring, an improved business plan, or a change in the political, economic, or social environment. To a limited extent, the fund may also invest in foreign securities.

Section 8.2            Investment in Funds. Each of the Investment Funds shall be invested without distinction between principal and income within the investment directive for that Fund. The OGE Energy Corp. Common Stock Fund shall be administered on a unitized share accounting basis with segregation of units to the individual Participant Accounts. Pending payment of costs, expenses or anticipated benefits, or acquisition of permanent investments, the Trustee may hold any portion of any of the Investment Funds in obligations issued or fully guaranteed as to payment of principal or interest by the Federal government, short-term demand notes, short-term commercial paper, collective trust funds investing in short-term investments or in cash and may deposit any uninvested funds with any bank selected by the Trustee.

Section 8.3            Investment of Company Matching Contributions. All Company Matching Contributions shall be invested at the time contributed to the Trust in the OGE Energy Corp. Common Stock Fund. The TRASOP Account shall also be invested in the OGE Energy Corp. Common Stock Fund. Prior to January 1, 2007, a

Participant who has not attained age 55 may not transfer amounts from his or her TRASOP Account into any other Investment Fund, and, prior to January 1, 2003, a Participant who has not attained age 55 may not transfer amounts from his or her Company Matching Contribution Account into any other Investment Fund. Upon attaining age 55 and thereafter, a Participant may transfer amounts from his or her TRASOP Account and Company Matching Contribution Account as provided in Section 8.5 and may request a distribution from the TRASOP Account in accordance with Section 11.8. Effective beginning January 1, 2003, a Participant may transfer amounts from his or her Company Matching Contribution Account in accordance with Section 8.5 without regard to whether the Participant has attained age 55 and, effective beginning January 1, 2007, a Participant may transfer amounts from his or her TRASOP Account in accordance with Section 8.5 without regard to whether the Participant has attained age 55.

Section 8.4           Investment of Employee Contributions and Transfer Accounts. Each Participant shall have the right to make an election directing that his or her Employee Contributions and Transfer Account be invested in specified multiples of one percent (1%) of each of such amounts up to one hundred percent (100%) thereof, in any one or more of the Investment Funds. A Participant’s initial investment election shall be made as of his or her initial commencement of participation in the Plan by making such election at the time of the Participant’s election to participate under Section 3.2. In the absence of an effective election, one hundred percent (100%) of the Participant’s Employee Contributions and Transfer Account shall be invested in the Fidelity Managed Income Portfolio.

Section 8.5           Change in Participant’s Investment Election. Each Participant may elect to change the investment of future Employee Contributions and any future transfers to his or her Transfer Account in any multiple of one percent (1%) of each of such amounts effective as of any business day, by providing the required information to the Trustee. Each Participant (or, in the event of his or her death, the Participant’s Beneficiary) may also elect to change the investment of the balances in his or her Tax-Deferred Contribution Account, After-Tax Contribution Account, Transfer Account, Company Matching Contribution Account, and TRASOP Account, in any multiple of one percent (1%) of such balances, effective as of any business day, by submitting the required information to the Trustee in such manner as the Benefits Committee shall prescribe from time to time, provided, however, that (i) prior to January 1, 2003, a Participant may elect to change the investment of the balance in his or her Company Matching Contribution Account only after attaining age 55 and (ii) prior to January 1, 2007, a Participant may elect to change the investment of the balance in his or her TRASOP Account only after attaining age 55.

Section 8.6            Managed Account Option Election. Instead of directing the investment of contributions and transfers to and the balance in his or her Account among available Investment Funds as provided in Sections 8.4 and 8.5, effective February 1, 2006, each Participant (or, in the event of his or her death, the Participant’s Beneficiary) shall have the right to elect to have the Trustee invest such Participant’s Accounts and the contributions and transfers thereto in available Investment Funds (other than the OGE Energy Corp. Common Stock Fund) in accordance with directions to be provided by an investment manager appointed under the Plan for this purpose. With respect to any Participant or Beneficiary so electing, investments shall be made by the investment manager in accordance with governing investment guidelines based on input provided by the Participant or Beneficiary to the investment manager. An election hereunder may be made at the time of the Participant’s election to participate in the Plan as provided in Section 3.2 or effective as of any business day thereafter, but not before February 1, 2006, by submitting required information to the Trustee. In the event a Participant or Beneficiary makes such election, he or she may not exercise investment direction with respect to his or her Account under Sections 8.4 and 8.5 until the election is terminated, provided, however, that the Participant or Beneficiary may, at any time as provided in Section 8.5, direct while such an election is in effect that all or part of the balance in his or her Account, if any, invested in the OGE Energy Corp. Common Stock Fund thereafter be invested in the other available Investment Funds by the investment manager pursuant to this Section 8.6. An election under Section 8.6 shall only apply to the portion of his or her Account with respect to which the Participant or Beneficiary could otherwise provide investment directions under this Article 8 other than any such amounts as are invested in the OGE Energy Corp. Common Stock Fund. Elections shall be subject to such additional rules or restrictions imposed by the Trustee or investment manager, and the Trustee and investment manager may decline to implement any election where it deems appropriate in light of such rules or restrictions. Once made, an election hereunder may be terminated as of any business day. Elections under this Section 8.6, and terminations thereof, shall be made by such means as the Benefits Committee shall prescribe from time to time and shall become effective as soon as practicable after they are made.

Section 8.7           Participant Voting Rights. Each Participant (or, in the event of his or her death, the Participant’s Beneficiary) shall be entitled to direct the Trustee with respect to any shares of Company Stock in the OGE Energy Corp. Common Stock Fund (including fractional shares) allocated to his or her Accounts as to the manner in which such shares shall be voted and as to the exercise of any other rights, including tender offer rights, appertaining to such shares. In the absence of such direction, the Trustee shall vote or exercise such allocated shares of Company Stock in the same proportion as shares for which directions have been received from Participants and Beneficiaries. The Benefits Committee shall cause all information provided to shareholders of Company Stock to be concurrently provided to all such Participants (or, in the event of his or her death, the Participant’s Beneficiary).

Section 8.8          Limitations On Investments And Transactions/Conversions. Notwithstanding any provision of the Plan to the contrary:

(a)           The Benefits Committee, in its sole and absolute discretion, may temporarily suspend, in whole or in part, certain Plan transactions, including, without limitation, the right to change or suspend contributions, and/or the right to receive a distribution, loan or withdrawal from an Account in the event of any conversion, change in Plan recordkeeper or Trustee and/or Plan merger or spinoff.

(b)           The Benefits Committee, in its sole and absolute discretion, may suspend, in whole or in part, temporarily or permanently, Plan transactions dealing with investments, including without limitation, the right of a Participant to change investment elections or reallocate Account balances in the event of any conversion, change in Plan recordkeeper or Trustee, change in Investment Funds and/or Plan merger or spinoff.

(c)           In the event of a change in Investment Funds and/or a Plan merger or spinoff, the Benefits Committee, in its sole and absolute discretion, may decide to map investments from a Participant’s prior Investment Fund elections to the then available Investment Funds under the Plan. In the event that investments are mapped in this manner, the Participant shall be permitted to reallocate funds among the Investment Funds (in accordance with the terms of the Plan and any relevant rules and procedures adopted for this purpose) after the suspension period described in Section 8.8(b) (if any) is lifted.

(d)           Notwithstanding any provision of the Plan to the contrary, the Investment Funds shall be subject to, and governed by, the restrictions, rules and procedures specified by the Investment Fund providers in the fund prospectus(es) or other governing documents thereof (to the extent such rules and procedures are imposed and enforced by the Investment Fund provider against the Plan or a particular Participant). Such rules, procedures and restrictions may limit the ability of a Participant to make transfers into or out of a particular Investment Fund and/or may result in additional transaction fees or other costs relating to such transfers. In furtherance of, but without limiting the foregoing, the Trustee, Plan recordkeeper, Benefits Committee or Investment Fund provider (or their delegate, as applicable) may decline to implement any investment election or instruction where it deems appropriate.

ARTICLE 9

VALUATIONS AND ADJUSTMENTS

Section 9.1            Computation of Fair Market Value of Funds. The Trustee shall make a valuation of the net assets of the Funds based on the fair market values of the Fund’s assets as of each Valuation Date.

Section 9.2            Method of Adjustment. The Trustee shall determine the fair market value of the Trust based on the fair market value of each individual share or unit held in the Trust on each Valuation Date and shall adjust the fair market value of Accounts accordingly as of each Valuation Date to reflect the dividends, earnings, losses and gains represented in the fair market value of each individual share or unit allocated thereto; except if an Investment Fund is closed for trading on any Valuation Date, the Trustee shall determine fair market value of the individual shares or units thereof as of such other Valuation Date that the Trustee deems necessary or appropriate. Each distribution, withdrawal or loan shall be charged to the proper Accounts on the Valuation Date as of which such distribution or withdrawal is processed. Each contribution made by or on behalf of a Participant shall be credited to the proper Accounts on the Valuation Date as of which such contribution is made. The Trustee’s determination of the net value of the Plan assets, and of the charges or credits to Participant Accounts, shall be conclusive and binding on all parties under the Plan.

Section 9.3            Allocation of Dividends in the OGE Energy Corp. Common Stock Fund. Any dividends received on shares of Company Stock held in the OGE Energy Corp. Common Stock Fund which are not distributed in accordance with Section 11.5 shall be used by the Trustee to purchase additional shares of Company Stock. All shares of Company Stock obtained with such dividends shall be added to the OGE Energy Corp. Common Stock Fund and allocated to the Accounts of the Participants to which they relate in the form of additional units.

Section 9.4           Allocation of Company Matching Contributions. For the purposes of allocating the Company Matching Contribution for each month, the Company Matching Contribution Account of each Participant shall be credited with the number of units of the OGE Energy Corp. Common Stock Fund equal to the amount calculated in accordance with Section 4.1.

Section 9.5            Payment Of Expenses By Participants. The Benefits Committee may direct that certain administrative expenses shall be paid directly by the Participants and former Participants (or their Beneficiaries or alternate payees), including, but not limited to, loan fees, withdrawal fees, Investment Fund fees, investment management service fees, and recordkeeping expenses and/or the Benefits Committee may direct that some or all of those expenses shall only be paid from the Accounts of former Participants (or their Beneficiaries or alternate payees).

ARTICLE 10

DISTRIBUTIONS AND WITHDRAWALS

Section 10.1          Distributions after a Severance Date. Each Participant who incurs a Severance Date shall be entitled to a distribution of that portion (or all) of his or her Accounts determined in accordance with Section 10.2 or 10.3, whichever is applicable, payable in accordance with the provisions of Article 11 hereof.

Notwithstanding any other provision of the Plan, for purposes of this Section 10.1, a Participant shall be deemed to incur a Severance Date if he incurs “severance from employment” (within the meaning of Code Section 401(k)(2)(B)(i)(I)) as a result of a liquidation, merger, consolidation, or other corporate transaction, regardless of whether the Participant continues on the same job for a different employer following such transaction. Notwithstanding the foregoing, in the event that the seller and buyer in a transaction involving the sale of OGE Energy Corp. or a related employer (as defined in Section 2.50) or the sale of assets of OGE Energy Corp. or a related employer agree in a purchase agreement to transfer from the Plan to a plan maintained by the buyer or an affiliate thereof assets and liabilities attributable to Accounts of one or more Participants, then no such Participant who is employed by the buyer or an affiliate thereof, as a result of such sale shall be deemed to have incurred a Severance Date for purposes of being eligible to receive a distribution of his or her Account.

Section 10.2          Termination by Reason of Death, Permanent Disability or Retirement. If a Participant’s service is terminated by reason of Permanent Disability or death or after he or she becomes eligible for Normal or Early Retirement under the terms of the OGE Energy Corp. Retirement Plan, such Participant (or his or her Beneficiary) shall be entitled to a distribution of the entire balance in his or her Accounts.

Section 10.3          Termination by Resignation, Release or Discharge. If a Participant’s service is terminated for a reason other than death or Permanent Disability and before he or she becomes eligible for Normal or Early Retirement under the terms of the OGE Energy Corp. Retirement Plan, such Participant shall be entitled to a distribution of the entire balance in his or her Employee Contribution Accounts, TRASOP Account, and Transfer Account and, to the extent the Participant is vested, the vested balance in his or her Company Matching Contribution Account. The unvested portion of that Participant’s Company Matching Contribution Account will be treated as a Forfeiture as of the last day of the Plan Year in which the Participant receives his or her distribution or, if earlier, as of the date he or she incurs a Five-Year Period of Severance as provided in Section 3.7(a). If the Participant elects to have distributed less than the entire vested portion of his or her Company Matching Contribution Account, the portion of the unvested amounts that will be treated as a Forfeiture is the total unvested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to the Company Matching

Contribution Account (and, effective on and after January 1, 2006, all other Accounts other than the Participant’s After-Tax Contribution Account and Transfer Account) and the denominator of which is the total value of the vested Company Matching Contribution Account (and, effective on and after January 1, 2006, all other Accounts other than the Participant’s After-Tax Contribution Account and Transfer Account). The remaining unvested amounts in the Participant’s Company Matching Contribution Account and the vested portion of the Participant’s Accounts which remain within the Plan shall continue to accrue earnings under the regular terms of the Plan, except as provided in subsection 3.7(a) of the Plan.

If the value of the vested portion of a Participant’s Company Matching Contribution Account is zero and the Participant terminated employment prior to January 1, 2006, the Participant shall be deemed to have received at termination a distribution of such vested account balance.

If a Participant terminates employment and the value of the vested portion of the Participant’s Accounts is greater than $5,000 ($1,000, effective on and after March 28, 2005), but the Participant elects not to receive a distribution of his or her vested account balances, the unvested portion of his or her Company Matching Contribution Account and the vested portion of the Accounts which remain within the Plan shall continue to accrue earnings under the regular terms of the Plan, except as provided in subsection 3.7(a) of the Plan.

If a Participant terminates employment and the value of the vested portion of the Participant’s Accounts does not exceed $5,000 in the aggregate ($1,000 in the aggregate, effective on and after March 28, 2005), and the Participant receives a distribution pursuant to the second sentence of the first paragraph of Section 11.1 of the Plan, the unvested portion of such Participant’s Matching Company Contribution Account shall be treated as a Forfeiture as of the last day of the Plan Year in which the Participant receives his or her distribution.

A Participant’s vested balance in his or her Company Matching Contribution Account as of any Valuation Date shall be determined as follows:

(a)	An amount equal to:
(i)	The sum of:

(1)           the entire balance in the Participant’s Company Matching Contribution Account as of such Valuation Date; and

(2)           the total debits against the Participant’s Company Matching Contribution Account as of such Valuation Date attributable to in-service withdrawals under Section 10.4 hereof and prior distributions under this Section 10.3 which were made before a Five-Year Period of Severance, if any;

multiplied by

(ii)	The Participant’s Vesting Percentage as specified in the applicable schedule below, determined as of such Valuation Date;
less
(iii)

The total debits against the Participant’s Company Matching Contribution Account as of such Valuation Date attributable to in-service withdrawals under Section 10.4 hereof and prior distributions under this Section 10.3 which were made before a Five-Year Period of Severance, if any.

Vesting Schedule
Full Years of Vesting Service	Vesting Percentage
Less than 3 years	0%
3	30%
4	40%
5	60%
6	80%
7	100%

provided, however, that if the Participant is employed by the Company when he or she attains age 65 or after he or she becomes eligible for Normal or Early Retirement under the terms of the OGE Energy Corp. Retirement Plan, his or her Vesting Percentage shall be one hundred percent (100%).

Notwithstanding the foregoing, with respect to any Participant who completes an Hour of Service in any Plan Year beginning on or after January 1, 2002, the vested balance in the Company Matching Contribution Account of such Participant on or after January 1, 2002 will be determined based on the Participant’s Vesting Percentage as specified in the Vesting Schedule below instead of under the Vesting Schedule provided above:

Vesting Schedule
Full Years of Vesting Service	Vesting Percentage
Less than 2 years	0%
2	20%
3	40%
4	60%
5	80%
6	100%

                Any amount in a Participant’s Company Matching Contribution Account which is not distributable as set forth above shall become a Forfeiture as provided above and shall, together with other Forfeitures arising during the same Plan Year, be applied to reduce future Company Matching Contributions. A record of the total debits against the Participant’s Company Matching Contribution Account for distributions from such Account pursuant to this Section 10.3 shall be maintained for the purposes of determining the Participant’s vested balance in such Account prior to the expiration of a Five-Year Period of Severance.

For purposes of the above vesting schedules, the Participant’s Years of Vesting Service in the Plan shall mean his or her Years of Service with the Company commencing on or after January 1, 1982; provided, however, that any Participant whose Employment Commencement Date was prior to January 1, 1982, who was employed by the Company on January 1, 1982, and who elected to participate in the Plan on or before July 1, 1982 or when he or she was first eligible to become a Participant (whichever is later), shall be entitled, upon completion of three full Years of Vesting Service in the Plan, to have his or her Years of Service with the Company which are prior to the date on which he or she was first eligible to participate in the Plan included as Years of Vesting Service. Notwithstanding the foregoing, for Employees of Enogex Inc., Enogex Products Corporation and their subsidiaries who became employees of the Company on September 30, 1986, who did not elect to participate in the Plan when first eligible or who did elect to participate in the Plan when first eligible and who have not completed three full Years of Vesting Service in the Plan, only Years of Service commencing on or after September 30, 1986 shall be included in determining a Participant’s Years of Vesting Service. Also, and notwithstanding the foregoing, Employees of Enogex Inc., Enogex Products Corporation and their subsidiaries, who were employed by the Company on September 30, 1986 and elected to participate in the Plan when first eligible, shall be entitled, upon completion of three full Years of Vesting Service, to have all service with Mustang Fuel Corporation and Mustang Gas Products Company prior to September 30, 1986 treated as Years of Service for the Company in determining Years of Vesting Service.

Notwithstanding the foregoing, for purposes of determining Participants’ Years of Vesting Service under this Section 10.3:

(1)           Employees who became Employees of the Company on September 1, 1994, upon the acquisition of Clinton Gas Company by Enogex, Inc. and who did not elect to participate in the Plan when first eligible or who did elect to participate in the Plan when first eligible and who have not completed three full Years of Vesting Service in the Plan shall only include their Years of Service commencing on or after September 1, 1994 in determining their Years of Vesting Service. Also, and notwithstanding the foregoing, Employees who became Employees of the Company on September 1, 1994, upon the acquisition of Clinton Gas Company by Enogex, Inc., and who were employed by the Company on September 1, 1994 and elected to participate in the Plan when first eligible, shall be entitled, upon completion of three full Years of Vesting Service, to have all service with Clinton Gas Company prior to September 1, 1994 treated as Years of Service for the Company in determining Years of Vesting Service.

(2)           Employees who became Employees of the Company on August 1, 1998, by reason of the Ozark Purchase who have not completed three full Years of Vesting Service in the Plan shall only include their Years of Service commencing on or after August 1, 1998 in determining their Years of Vesting Service. Also, and notwithstanding the foregoing, Employees who became Employees of the Company on August 1, 1998, by reason of the Ozark Purchase shall be entitled, upon completion of three full Years of Vesting Service, to have all service with Ozark Pipeline, Inc. and its affiliates prior to August 1, 1998 treated as Years of Service for the Company in determining Years of Vesting Service.

(3)           Effective July 1, 1999, Employees who became Employees of the Company on July 1, 1999, by reason of the acquisition of Tejas Gas LLC by Enogex, Inc. shall have their years of service for Tejas Gas LLC treated in the same manner as though such years of service had been accrued with the Company in determining Years of Vesting Service.

Section 10.4         In-Service Withdrawals. In addition to the withdrawals permitted under Section 11.8 (related to distributions from TRASOP Accounts) but subject to the provisions of Section 3.5(c) and this Section 10.4, prior to the termination of his or her employment with the Company, a Participant may withdraw, for any reason, as of any Valuation Date, such part or all of the balance in his or her After-Tax Contribution Account as described in subsections (a), (b), (c), (d), (e), (f) and (g) of this Section 10.4; such part or all of the vested balance in his or her Company Matching Contribution Account as described in subsection (h) of this Section 10.4; such part or all of the balance in his or her Employee Tax-Deferred Contribution Account as described in subsections (i), (j), (k), (l), (m) and (n) of this Section 10.4; and such part or all of the balance in his or her OGE DB Rollover Account as described in subsection (o) of this Section 10.4.

Any withdrawal under this Section 10.4 may be made by submitting the required information to the Trustee in such manner as the Benefits Committee shall prescribe from time to time. All withdrawals shall be made pro rata from the Funds in which the Participant’s Accounts to which the withdrawal relates are invested. All withdrawals must be for at least $300 or one hundred percent (l00%) of the Participant’s After-Tax Contribution Account balance, whichever is less. A Participant may make only one withdrawal pursuant to this Section 10.4 in any Plan Year, without regard to whether the withdrawal has been requested as a result of the Participant’s hardship. All such withdrawals shall be made in cash. Notwithstanding the foregoing, the balance of a Participant’s Tejas Gas After-Tax Transfer Account may be withdrawn on an unlimited basis.

Withdrawals shall be deemed made in the following order:

(a)	The amount, if any, in the Participant’s Tejas Gas After-Tax Transfer Account;

(b)           The amount of any contributions made to the Participant’s Supplemental After-Tax Contribution Account before 1987;

(c)           The amount of any contributions made to the Participant’s Regular After-Tax Contribution Account before 1987;

(d)           The amount of any increment in value in the Participant’s Supplemental After-Tax Contribution Account attributable to contributions made before 1987;

(e)           The amount of any increment in value in the Participant’s Regular After-Tax Contribution Account attributable to contributions made before 1987;

(f)            The balance in the Participant’s Supplemental After-Tax Contribution Account attributable to contributions made after 1986 and earnings accrued thereon;

(g)           The balance in the Participant’s Regular After-Tax Contribution Account attributable to contributions made after 1986 and earnings accrued thereon;

(h)	The vested balance in the Participant’s Company Matching Contribution Account;

(i)            The amount of any increment in value credited to the Participant’s Supplemental Tax-Deferred Contribution Account as of December 31, 1988;

(j)            The amount of any increment in value credited to the Participant’s Regular Tax-Deferred Contribution Account as of December 31, 1988;

(k)           The amount of contributions made to the Participant’s Supplemental Tax-Deferred Contribution Account;

(l)            The amount of contributions made to the Participant’s Regular Tax-Deferred Contribution Account;

(m)          The amount of any increment in value credited to the Participant’s Supplemental Tax-Deferred Contribution Account after December 31, 1988;

(n)           The amount of any increment in value credited to the Participant’s Regular Tax-Deferred Contribution Account after December 31, 1988; and

(o)	The amount, if any, in the Participant’s OGE DB Rollover Account;

provided, however, that the Participant shall be permitted to withdraw such amounts pursuant to subsections 10.4 (i), (j), (k), (l) or (o) only as the Benefits Committee shall authorize upon satisfactory proof provided to the Benefits Committee that (i) a hardship exists, which hardship shall be limited to the Participant’s immediate and heavy financial need, and (ii) such withdrawal is necessary to satisfy such immediate and heavy financial need. The determination of the existence of an immediate and heavy financial need and of the amount necessary to meet that need shall be made by the Benefits Committee in a nondiscriminatory manner. A distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant only if the Participant provides evidence satisfactory to the Benefits Committee that the distribution is on account of:

(1)           Expenses for (or necessary to obtain) medical care that would be deductible under Section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of adjusted gross income) for the Participant, the Participant’s spouse or any dependent of the Participant (as defined in Section 152 of the Code and, effective on or after January 1, 2005, without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B));

(2)	Purchase (excluding mortgage payments) of a principal residence for the Participant;

(3)           Payment of tuition, related education fees, and room and board for up to the next 12 months of post-secondary education for the Participant, his or her spouse, children or dependents (as defined above);

(4)           The need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(5)           Effective on and after January 1, 2007, payment for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Section 152 of the Code without regard to Code Section 152(d)(1)(B)); or

(6)           Effective on and after January 1, 2007, expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of the adjusted gross income).

A withdrawal shall be necessary to satisfy a Participant’s immediate and heavy financial need only if:

(A)	All of the following requirements are met:
(i)

the amount of the withdrawal is not in excess of the amount of the immediate and heavy financial need (including, effective January 1, 2007, amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal);

(ii)

the Participant has obtained all distributions (including distribution of dividends under Section 11.5 and of ESOP dividends under Section 404(k) of the Code under any other Company plan), other than hardship distributions, and all nontaxable loans available at the time of the requested withdrawal under all qualified and nonqualified plans of deferred compensation maintained by the Company, including a cash or deferred arrangement that is part of a Code Section 125 cafeteria plan, but excluding the mandatory employee contribution portion of a defined benefit plan or a health or welfare benefit plan (including one that is part of a cafeteria plan);

(iii)

the Employee Contributions of any Participant who makes a hardship withdrawal under subsections 10.4(i), (j), (k) or (l) shall be suspended until the first day of the first Payroll Period beginning after the end of the twelve-month period beginning on the date of receipt of the withdrawal; and

(iv)

a Participant may not make Tax-Deferred Contributions during the calendar year immediately following the calendar year of the hardship withdrawal in excess of the applicable dollar limit under Section 5.5 for such next calendar year less the amount of such Participant’s Tax-Deferred Contributions for the calendar year of the hardship withdrawal; provided, however, that this subsection (A)(iv) shall be without effect for calendar years beginning on or after January 1, 2002; or

(B)          All of the requirements of any additional method prescribed by the Commissioner of Internal Revenue under which distributions will be deemed necessary to satisfy an immediate and heavy financial need are met.

Notwithstanding the foregoing provisions of subsection (A)(iii), a Participant who makes a withdrawal described in subsection 10.4(i), (j), (k) or (l) after December 31, 2001, shall be suspended from making further Employee Contributions to the Plan and elective and employee contributions to all other qualified and nonqualified plans of deferred compensation described in subsection (A) (ii) above and to all stock options, stock purchase or similar plan maintained by the Company until the first day of the Payroll Period beginning after the end of the six-month period beginning on the date of receipt of the withdrawal.

A Participant who has attained age 59½ shall not be required to provide evidence of a hardship to qualify for a withdrawal from his or her Tax-Deferred Contribution Account. Notwithstanding any other provision in this Section 10.4, a Participant described in the preceding sentence shall be permitted to withdraw all or any portion of his or her Tax-Deferred Contributions and the income allocable thereto, including pursuant to subsections 10.4(m) and (n), and prior to attaining age 59½, a Participant shall not be permitted to withdraw amounts described in subsection 10.4(m) or (n) pursuant to this Section 10.4 under any circumstances.

Upon making a withdrawal described in subsection 10.4(h) above, the Participant shall be suspended from making further Employee Contributions to the Plan for a period of twelve months following such withdrawal.

A record of the total debits against the Participant’s Company Matching Contribution Account for withdrawals from such Account shall be maintained for the purposes of determining his or her vested balance in his or her Company Matching Contribution Account upon a Severance Date under the provisions of Section 10.3.

The Plan Administrator shall provide the Participant with notices prescribed by Code Section 402(f) and 411(a)(11), including, effective January 1, 2007, a description of the consequences of failing to defer receipt of the withdrawal. Such information shall be provided not more than ninety (90) days (effective on and after January 1, 2007, not more than one hundred eighty (180) days) nor less than thirty (30) days prior to the date of withdrawal; provided, however, that withdrawal may be made less than thirty (30) days after the provision of such information if the notice informs the Participant of his or her right of at least thirty (30) days after receiving the notice to consider the decision as to whether to elect a withdrawal, and the Participant, after receiving the notice, affirmatively elects withdrawal.

Section 10.5          Indebtedness to Trust. If a Participant is in default or indebted to the Trust, the amount of such default or indebtedness shall be deducted from any amounts payable to him or her or to his or her Beneficiary under this Article 10 and shall be paid to the Trust.

Section 10.6         Loans to Participants. Upon the application of any Participant but subject to Section 3.5(c), a loan or loans from the Participant’s Accounts to such Participant may be granted in accordance with rules established by the Benefits Committee and upon the following specific conditions:

(a)           The loan is one which is not made available to highly-compensated Participants in an amount greater in proportion to the size of such Participants’ Accounts than that available to other Participants;

(b)	No Participant may have more than two loans outstanding at any time;

(c)           The loan shall bear reasonable interest consistent with its nature as a prudent investment of the Trust. At the time any loan is approved, the Benefits Committee shall establish a reasonable interest rate thereon, taking into account such factors as (i) the amount of the requested loan, (ii) the term during which the requested loan would be outstanding, and (iii) the security held under the requested loan;

(d)           The loan shall be adequately secured by assignment of a portion of the Participant’s Accounts in an amount equal to the principal amount of the loan. In the event that a Participant shall default upon his or her obligation to repay amounts loaned to him, the Trustee may offset amounts owed by such Participant (including interest accruing after the default) against benefits at the time they become payable to him or her hereunder without being in violation of Section 14.2. To the extent the loan would be secured by a Transfer Account which is subject to Article 17, such loan may not be made without the prior written consent of the Participant’s spouse;

(e)           The minimum amount that may be loaned to any Participant is $1,000. The maximum amount which may be loaned hereunder to any Participant will be established by the Benefits Committee and, whether by one or more loans, shall not exceed the lesser of (i) $50,000, reduced by the excess (if any) of the highest outstanding balance of all loans to the Participant from all tax-qualified plans of the Company during the one-year period ending on the day before the date on which such loan is made, over the outstanding balance of all loans to the Participant from all tax-qualified plans of the Company on the date on which such loan is made, or (ii) fifty percent (50%) of the vested balance of the Participant’s Accounts;

(f)           Refusal of the Benefits Committee to grant any loan shall not preclude future applications by the same Participant, and application for or acceptance of a loan hereunder shall not of itself be construed to constitute termination of participation in or waiver of any rights under the Plan;

(g)           All loans granted under the Plan shall be repaid pursuant to a written repayment schedule and evidenced by a written promissory note payable to the Trustee. In no event shall loans be extended for a period in excess of five years from the date of the loan plus any additional period of suspension permitted under Section 10.6(i) below. If and as long as the Participant is an active employee of the Company, the loan shall be repaid by regular payroll deductions effective as of the first Payroll Period beginning after the date the Participant receives the loan amount. If the Participant is not an active employee or is not otherwise receiving regular paychecks from the Company in an amount sufficient to repay the loan, then such Participant shall make payments on the loan by making or delivering checks to the Company pursuant to the written repayment schedule. In no event shall principal and interest payments by Participant-debtors be less frequent than quarterly on a level amortization basis. In the event of a default in payment of either principal or interest which is due under the terms of any loan, the Trustee may declare the full amount of the loan due and payable and may take whatever action that may be lawful to remedy the default or required with respect to the defaulted loan under applicable governmental regulations.

(h)           A separate segregated account shall be established for each Participant who is granted a loan. The segregated account will be credited with the amount of the loan from the Participant’s Accounts and such credits shall represent charges against such Accounts. The amount of the loan shall be charged to a Participant’s Accounts in the following order: (i) Regular Tax-Deferred Contributions; (ii) Supplemental Tax-Deferred Contributions; (iii) the amount of any increment in value attributable to Regular Tax-Deferred Contributions; (iv) the amount of any increment in value attributable to Supplemental Tax-Deferred Contributions; (v) the vested balance in his or her Company Matching Contribution Account; (vi) Regular After-Tax Contributions made after 1986 and the earnings (or losses) accrued thereon; (vii) Supplemental After-Tax Contributions made after 1986 and the earnings (or losses) accrued thereon; (viii) Tejas Gas After-Tax Transfer Account; (ix) the amount of any increment in value in his or her Regular After-Tax Contribution Account attributable to contributions made before 1987; (x) the amount of any increment in value in his or her Supplemental After-Tax Contribution Account attributable to contributions made before 1987; (xi) the amount of Regular After-Tax Contributions made before 1987; (xii) the amount of Supplemental After-Tax Contributions made before 1987; and (xiii) the balance in his or her Transfer Account, if any. A Participant may not borrow from the balance of his or her TRASOP Account, if any.

The portion of the loan to be segregated from an Account shall be charged on a pro rata basis against the Investment Fund or Funds in which the Account is invested. Segregated accounts shall not share in the dividends, earnings, losses and gains of the Trust under Sections 9.2 and 9.3, but rather will be credited with amounts of the interest payments made pursuant to the loan agreement and promissory note. Similarly, the dividends, earnings, gains and losses of the Trust that are allocated under Sections 9.2 and 9.3 shall not include the interest payments. Each payment of principal on the loan will be credited to the Participant’s Accounts in the reverse order that the loaned amount was charged to such Accounts and will be invested in the same percentages as the Accounts are invested at such time or, if there is no current balance in such Accounts, in the percentages which the Accounts were invested prior to the loan. Each payment of interest will be credited to the Participant’s Accounts in the same proportions as the loaned amounts were charged to the Accounts and will be invested in the same manner as the principal payments.

(i)            Loan payments will be suspended under this Plan as permitted under Section 414(u)(4) of the Code.

ARTICLE 11

DISTRIBUTION OF BENEFITS

Section 11.1         Distribution of Benefits Upon Termination of Employment. Upon termination of employment (other than by reason of death), a Participant may request either that the vested balance of his or her

Accounts be distributed to him or her following his or her termination of employment or that distribution be deferred until a later date; provided, however, that distributions must commence no later than the Required Beginning Date (as defined in Section 11.3) or such earlier date as is hereinafter provided in this Section 11.1. Notwithstanding the preceding sentence, if the vested balance in the Participant’s Accounts does not exceed $5,000 in the aggregate ($1,000 in the aggregate, effective on and after March 28, 2005), the Trustee shall distribute the benefit in one lump sum payment as soon as is administratively practicable after the Participant’s termination of employment without the Participant’s consent. Unless the Participant elects otherwise, distributions to a Participant shall commence no later than 60 days after the close of the Plan Year in which the latest of the following occurs: the Participant attains age 65, the Participant terminates his employment with the Company, or the tenth anniversary of the date the Participant began participation in the Plan.

The Plan Administrator shall provide the Participant with information regarding the optional forms and times of distribution available under this Article 11, or, where applicable, Article 17 or Appendix A, including notices prescribed by Code Section 402(f) and 411(a)(11), including, effective January 1, 2007, a description of the consequences of failing to defer receipt of the distribution to age 65. Such information shall be provided not more than ninety (90) days (effective on and after January 1, 2007, not more than one hundred eight (180) days) nor less than thirty (30) days prior to the date of distribution; provided, however, that distribution may be made less than thirty (30) days after the provision of such information if the notice informs the Participant of his or her right of at least thirty (30) days after receiving the notice to consider the decision as to whether to elect a distribution, and the Participant, after receiving the notice, affirmatively elects distribution.

Section 11.2          Manner of Distribution. Subject to the provisions of Sections 11.1 and 11.8, a Participant may elect to receive his or her distribution in the form of a lump sum or in the form of installments, or in any combination thereof, as follows or, where applicable, as provided in Article 17 or Appendix A:

(a)           Lump-sum distributions. A Participant may request that his or her vested Account balance be distributed in whole or in part in a lump sum as of any business day. The Participant may specify the Accounts from which any partial lump-sum distribution shall be made.

(b)           Installment distributions. A Participant may request distribution of his or her vested Account balance by installment payments that shall:

(i)	Begin as soon as practicable after the Trustee receives the Participant’s request;
(ii)

Be substantially equal in amount, with each installment to be equal to the quotient obtained by dividing the vested balance in the Accounts being paid in installments as of the Valuation Date coincident with or next preceding the date such installment payment is processed by the number of installment payments remaining to be made to the Participant or Beneficiary; and

(iii)

Be made at regular intervals, not less frequently than annually, over a definite period, which may be for any period elected by the Participant not to exceed the life expectancy of the Participant or the joint life expectancy of the Participant and his designated Beneficiary. A life expectancy or joint life expectancy for this purpose shall be computed using the applicable life expectancy table set forth in Treasury Regulations Section 1.401(a)(9)-9.

Subject to the provisions of Section 11.1 and, if applicable, Article 17, the Participant’s election above shall be made in such manner and at such time as the Plan Administrator shall prescribe.

Section 11.3         Required Beginning Date. Distributions must be made, or begin, as of a Participant’s “Required Beginning Date.” The Required Beginning Date of any Participant who is a Five-Percent Owner (as defined in Section 20.1(c)(ii)) and any other Participant who attains age 70½ before January 1, 1999 will be April 1st of the calendar year following the calendar year in which he or she attains age 70½. All other Participants must begin receiving distributions as of April 1 of the calendar year following the later of either (i) the calendar year in which the Participant reaches age 70½ or (ii) the calendar year in which the Participant retires.

Section 11.4          Form of Distribution. Distributions, other than dividend distributions, may be made in cash or in kind, or partly in cash and partly in kind, as the Participant may elect. Such election shall include the opportunity to request that distribution of such Participant’s interest in the OGE Energy Corp. Common Stock Fund shall be made in kind in full shares of Company Stock with fractions of a share being paid in cash. Company Stock and other property so distributed shall be valued at its fair market value on the Valuation Date as of which the benefit is determined. Distributions from a Participant’s TRASOP Account shall be made in cash or in kind in full shares of Company Stock with fractional shares paid in cash.

Section 11.5          Dividend Distributions. All dividends on shares of Company Stock which are allocated to a Participant’s Accounts under the Plan shall be paid in cash to such Participants based on the number of shares allocated to each such person as of the ex-dividend date for such dividend. Such cash distributions of dividends shall be made to Participants on a periodic basis as established by the Benefits Committee but in no event later than 90 days after the end of the Plan Year in which the dividends are paid to the Plan by OGE Energy Corp. Cash dividends under this Section 11.5 shall be paid according to such procedures as the Benefits Committee establishes.

Dividends shall be distributed to a Participant automatically unless the Participant affirmatively elects to have all or part of such dividends, excluding dividends paid from the TRASOP Account, remain in the Plan. Such election shall remain in effect until a new election is made.

Section 11.6          Distribution of Benefits upon Death of Participant. Death benefits shall be paid under the Plan as follows:

(a)           Death before Commencement of Benefits. Except as provided in Section 17.3(d), in the event that a Participant dies prior to the commencement of distribution of his or her Accounts hereunder, then the Participant’s entire vested balance in his or her Accounts shall be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death in such manner as the Participant designates in the Beneficiary designation form under Section 3.8 or, in the absence of such a designation, in the manner provided in Section 11.2 and Appendix A, if applicable, as the Beneficiary shall direct; provided, however, that if the balance in the Participant’s Accounts does not exceed $5,000 in the aggregate, the Trustee shall distribute such benefit in a lump-sum distribution following the Participant’s death.

(b)           Death after Commencement of Benefits. In the event that a Participant dies after the commencement of distribution of his or her Accounts over a period certain as provided in Section 11.2(b), distribution shall continue to the Participant’s Beneficiary as provided under the terms of the installment distribution; provided, however, that the Beneficiary may accelerate payments as provided in Section 11.2(a).

(c)           Compliance with Regulations. With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Code in accordance with the regulations under section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Code.

Notwithstanding any provision in the Plan to the contrary, all minimum required distributions under the Plan occurring in any calendar year beginning on or after January 1, 2003, will be determined and made in accordance with Section 401(a)(9) of the Code, including the incidental death benefit requirements of Code Section 401(a)(9)(G), and the Treasury Regulations issued under Code Section 401(a)(9), including Treasury Regulation Sections 1.401(a)(9)-1 through 1.401(a)(9)-9, which provisions are hereby incorporated herein by reference; provided, however, that such provisions shall override the other distribution provisions of the Plan only to the extent that such other Plan provisions provide for distribution that is less rapid than, or is not made or does not begin to be made by, the date required under Code Section 401(a)(9) and Treasury Regulations issued thereunder, and shall not be construed as providing any optional form of payment that is not available under the Plan.

Section 11.7          Distribution to Alternate Payees. Payment of benefits assigned to an “alternate payee” as defined in Section 404(p) of the Code may be made in a lump-sum payment as soon as practicable after the Valuation Date coincident with or next following the date the Plan Administrator determines that the domestic relations order satisfies the requirements of Code Section 414(p). The alternate payee must request payment from the Trustee. An alternate payee shall be permitted to designate a Beneficiary pursuant to the provisions of Section 3.8, except that a married alternate payee shall not be subject to the requirement that his or her sole primary Beneficiary be his or her spouse.

Section 11.8         Distributions from TRASOP Account. Each Participant shall have a fully vested and nonforfeitable right to his or her TRASOP Account. In addition to the distribution rules otherwise specified in this Article 11, distributions from the TRASOP Account may be made according to the following rules:

(a)           With respect to any Participant who has not experienced a Severance Date as of the first day of the 85th month after which a Company contribution was allocated to his TRASOP Account, the Company Stock attributable to that particular contribution plus the dividends on such Company Stock not previously paid to such Participant in cash under Section 11.5 shall be distributed to the Participant as of the last business day of any calendar quarter thereafter, provided that he or she files a request to that effect in accordance with such procedures as the Benefits Committee may establish.

(b)           If a Participant attains age 55 and has 10 years of participation in the Plan (a “Qualified Participant”), the Participant shall be eligible for a distribution of the balance of the value (as of the last day of the most recent Plan Year) of at least 25% of the number of shares of Company Stock credited to his or her TRASOP Account during the 90-day period following the end of each of the first five Plan Years of the Participant’s Qualified Election Period, and of at least 50% of the number of shares of Company Stock credited to his TRASOP Account during the 90-day period following the end of the last Plan Year of the Participant’s Qualified Election Period. For purposes of this Section, the Qualified Election Period is the six Plan Year period beginning with the Plan Year during which the Participant first becomes a Qualified Participant. The 25% and 50% figures in this Section shall be reduced by any portion of the Participant’s TRASOP Account that was previously received pursuant to an election under this Section.

Section 11.9         Eligible Rollover Distributions. A Participant or other “distributee” who is entitled to receive an “eligible rollover distribution,” notwithstanding any provision of the Plan to the contrary that would otherwise limit the distributee’s election under this Section 11.9, may elect, at the time and in the manner prescribed by the Plan Administrator, to have all or a portion of an eligible rollover distribution paid directly to an “eligible retirement plan” provided that such eligible retirement plan provides for the acceptance of direct rollovers. For purposes of this Section 11.9, an “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments made not less frequently than annually for the life (or life expectancy) of the distributee or the joint lives (or life expectancies) of the distributee and his or her Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); (iii) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to the employer securities); and (iv) any hardship withdrawal within the meaning of Code Section 401(k)(2)(B)(i)(IV). Effective as of January 1, 2002, a portion of a distribution shall not fail to be an “eligible rollover distribution” merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be paid only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code (and, effective on and after January 1, 2007, to any qualified plan under Code Section 401(a), any annuity plan described in Code Section 403(a) or any annuity contract described in Code Section 403(b)), that provides for separate accounting for amounts so transferred (and earnings thereon), including separately accounting for the portion of such distribution which is includable in gross income and the portion of such distribution which is not so includable. Effective January 1,

2002, any amount that is distributed on account of hardship shall not be an “eligible rollover distribution” and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

An “eligible retirement plan” is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee’s eligible rollover distribution. For purposes of this Section 11.9, a “distributee” includes any Participant, a surviving spouse, and a spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), and, effective January 1, 2007, any Beneficiary (other than a surviving spouse) who is a designated beneficiary within in the meaning of Code Section 401(a)(9)(E). Effective as of January 1, 2002, an “eligible retirement plan” shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. Effective January 1, 2008, an “eligible retirement plan” shall also mean a Roth IRA described in Code Section 408A(b) that will accept the distributee’s eligible rollover distribution. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code and, effective January 1, 2007, to any Beneficiary (other than a surviving spouse) who is a designated beneficiary within the meaning of Code Section 401(a)(9)(E), except that with respect to any eligible rollover distribution to the surviving spouse that occurs before January 1, 2002 or to a Beneficiary (other than a surviving spouse) who is a distributee under this Section 11.9 that occurs on or after January 1, 2007, an “eligible retirement plan” shall mean only an individual retirement account or individual retirement annuity established for the purposes of receiving such distribution.

ARTICLE 12

THE RETIREMENT SAVINGS TRUST

Section 12.1         Establishment of Trust. All of the funds of the Plan shall be held as a separate trust or trusts comprised of the Investment Funds and such other funds and accounts as shall be appropriate, to be held, invested and distributed in accordance with provisions of the Plan in providing benefits to Participants in the Plan and their Beneficiaries.

Section 12.2          Appointment of Trustee. The Trust or Trusts shall be held by such Trustee or Trustees as may be appointed by the Board of Directors from time to time, under a trust instrument or instruments which shall be approved by the Board of Directors and shall constitute part of the Plan.

ARTICLE 13

ADMINISTRATION

Section 13.1          Allocation of Responsibilities Among Fiduciaries. The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically allocated to them under the Plan and Trust. In general, the Board of Directors shall have the sole responsibility to appoint and remove the Trustee or Trustees and members of the Benefits Oversight Committee; the authority to amend the Plan, in whole or in part, when such amendment or group of related amendments would result in an estimated annual cost to the Plan of 25% or more of the annual cost of Company contributions (excluding Employee Contributions) under the Plan; and the authority to terminate, in whole or in part, the Plan and Trust. The Benefits Oversight Committee shall have the responsibilities described in Section 13.3(a). The Benefits Committee shall have the responsibilities described in Section 13.3(b). The Plan Administrator shall have the duties described in Section 13.2. The Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets under the Trust, all as specifically provided in the Trust and subject to the investment policy adopted by the Benefits Oversight Committee. The Trustee will be responsible only for the assets of the Trust which it manages. If an investment manager is appointed, the investment manager will have sole responsibility for the management of the assets of the Trust specifically allocated to it. Each Fiduciary warrants that any directions given, information furnished or action taken by it shall be in accordance with the provisions of the Plan and Trust, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under the Plan and Trust, and is not required under the Plan or Trust to inquire into the propriety of any such direction, information or action except that each Fiduciary shall not be relieved from liability for a breach of fiduciary responsibility by a co-Fiduciary under Section 405(a) of Title I of ERISA. It is intended under the Plan and Trust that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan. The Benefits Oversight Committee, the Benefits Committee and the Plan Administrator may delegate their powers, duties, responsibilities and obligations to any other individual or entity, provided that to be effective, such delegation shall be agreed to in a written document signed by the parties involved.

Section 13.2          Plan Administrator. A Plan Administrator shall be appointed by the Benefits Committee to serve at the Benefits Committee’s discretion. The Plan Administrator shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to:

(a)	Reports and notifications to Participants;

(b)	Reports to and registration with the Internal Revenue Service;

(c)	Annual reports to the United States Department of Labor;
(d)	Any other actions required by ERISA or the Plan.
Section 13.3	Committees.
(a)	Benefits Oversight Committee.

(i)            Appointment. The Benefits Oversight Committee shall consist of at least two (2) members appointed by the Board of Directors who may also be officers, directors, employees, agents or shareholders of OGE Energy Corp. Benefits Oversight Committee members may resign by written notice to, or may be removed by, the Board of Directors, which shall appoint a successor to fill any vacancy on the Benefits Oversight Committee so as to maintain at least two (2) members. The Secretary of OGE Energy Corp. shall advise the Trustee in writing of the names of the members of the Benefits Oversight Committee and of any changes that may occur in its membership from time to time.

(ii)           Specific Powers and Duties. The Benefits Oversight Committee shall be responsible for appointing and removing the members of the Benefits Committee and any investment manager, reviewing the performance of the Trustee and recommending to the Board of Directors the appointment, retention or termination of the Trustee. In addition, the Benefits Oversight Committee shall establish an investment policy which shall be communicated to the Trustee and any investment manager. The Benefits Oversight Committee shall have the power to amend the Plan without the approval of the Board of Directors for the following reasons:

(A)          Additions, deletions, or changes necessary or advisable to comply with the law; or

(B)	Non-substantive administrative changes; or

(C)          Changes, or groups of related changes, which result in an estimated annual cost to the Plan of less than 25% of the annual cost of Company contributions (excluding Employee Contributions) to the Plan.

The Benefits Oversight Committee shall have such powers as may be necessary to discharge its duties hereunder and shall provide the Board of Directors with a report of its actions on an annual basis.

(b)	Benefits Committee.

(i)            Members of the Benefits Oversight Committee may also serve as members of the Benefits Committee. The Benefits Committee shall consist of at least five (5) members and not more than nine (9) members appointed by the Benefits Oversight Committee. The Benefits Oversight Committee will designate one member as chairman. The Benefits Committee members will appoint a Secretary who does not have to be a member of the Benefits Committee. The Benefits Committee members may resign by written notice to, or may be removed by, the Benefits Oversight Committee, which shall appoint a successor to fill any vacancy on the Benefits Committee so as to maintain at least five (5) members. The Secretary of OGE Energy Corp. shall advise the Trustee in writing of the names of the members of the Benefits Committee and of any changes which may occur in its membership from time to time.

(ii)           Specific Powers and Duties. To the extent not delegated to the Plan Administrator, the Benefits Committee shall have the sole responsibility for the administration of the Plan, as well as such powers as may be necessary to discharge its duties hereunder, including, but not limited to, the following:

(A)          The sole and discretionary authority to construe and interpret the Plan, make factual findings in connection with the administration of the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

(B)          To prescribe procedures to be followed by Participants and Beneficiaries filing applications for benefits;

(C)          To cause to be prepared and to cause the Plan Administrator to distribute, in such manner as the Benefits Committee determines to be appropriate, information explaining the Plan and Trust;

(D)          To receive from any Participating Employer and from Participants, either directly or through the Plan Administrator, such information as shall be necessary for the proper administration of the Plan and Trust;

(E)           To furnish to OGE Energy Corp. upon request such annual or other reports with respect to the administration of the Plan as are reasonable and appropriate;

(F)           To receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, receipts and disbursements, and assets of the Trust;

(G)          To appoint or employ individuals to assist in the administration of the Plan and any other agents (corporate or individual) as it deems advisable, including legal counsel and such clerical, medical, accounting, auditing, actuarial and other services as it may require in carrying out the provisions of the Plan; provided, however, that no agent except an investment manager or fiduciary named in the Plan shall be appointed or employed in a position that would require or permit him or her: (1) to exercise discretionary authority or control over the acquisition, disposition or management of Trust assets; (2) to render investment advice for a fee or other compensation; or (3) to exercise discretionary authority or responsibility for Plan administration;

(H)          With respect to the OGE Energy Corp. Common Stock Fund, the sole authority and responsibility for the following duties:

(I)            To impose any limitation or restriction on the investment of Participant Accounts in the OGE Energy Corp. Common Stock Fund;

(II)          To direct the sale or other disposition of all or any portion of the Company Stock held in the OGE Energy Corp. Common Stock Fund;

(III)         To direct the reinvestment of the proceeds from any sale or other disposition of Company Stock in short-term cash equivalent investments in the OGE Energy Corp. Common Stock Fund, until the Participants redirect the investment of such proceeds;

(IV)         To instruct the Trustee with respect to the foregoing matters; and

(V) To communicate with Participants from time to time; and

(I)	To discharge all other duties set forth herein.

In exercising the powers set forth in Section 13.3(b)(ii)(H) above, the Benefits Committee will take into account OGE Energy Corp.’s statement of intent set forth in Section 8.1(a) to the fullest extent permitted by ERISA. In addition, the Benefits Committee shall evaluate the prudence of maintaining the OGE Energy Corp. Common Stock Fund not on the basis of the risk associated with the OGE Energy Corp. Common Stock Fund standing alone but in light of the availability of the other investment options under the Plan and the ability of Participants to construct a diversified portfolio of investments consistent with their individual desired level of risk and return.

(c)           Limitation on Powers. The Benefits Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements for eligibility under the Plan.

(d)           Conflicts of Interest. No member of the Benefits Committee or the Benefits Oversight Committee shall participate in any action on matters involving solely his or her own rights or benefits as a Participant under the Plan. Any such matters shall instead be determined by the other members of the Benefits Committee or the Benefits Oversight Committee. If, in any case in which any Benefits Oversight Committee member or Benefits Committee member is so disqualified to act, the remaining members cannot agree or if there is only one individual member of such committee, the Board of Directors of the Company will appoint a temporary substitute member to exercise all of the powers of the disqualified member concerning the matter in which the disqualified member is not qualified to act. The Benefits Oversight Committee, the Benefits Committee and any individual member of both committees shall be fully protected when acting in a prudent manner and relying in good faith upon the advice of the following professional consultants or advisors employed by the Company, the Benefits Oversight Committee, or the Benefits Committee: any attorney insofar as legal matters are concerned, any certified public accountant insofar as accounting matters are concerned and any enrolled actuary insofar as actuarial matters are concerned.

(e)           Trustee’s Directions. The Benefits Committee shall direct the Trustee concerning disbursements which shall be made out of the Trust pursuant to the provisions of the Plan and Trust. Any direction by the Benefits Committee to the Trustee shall be in writing and may be signed by any member of the Benefits Committee or any party authorized by the Benefits Committee.

(f)           Committee Procedures. Both the Benefits Oversight Committee and the Benefits Committee may act at a meeting or by writing without a meeting, by the vote or assent of a majority of its respective members. The Benefits Oversight Committee and the Benefits Committee may adopt such bylaws and rules as they deem desirable for the conduct of their affairs and the administration of the Plan.

(g)           Committee Records. Both the Benefits Oversight Committee and the Benefits Committee shall keep a record of all of their meetings and shall keep all such books of account, records and other data as may be necessary or desirable in their judgment for the administration of the Plan. The

Benefits Oversight Committee and the Benefits Committee shall keep on file, in such form as each deems convenient and proper, all reports of the Trust received from the Trustee.

(h)           Compensation; Reimbursement. Members of either the Benefits Oversight Committee or the Benefits Committee shall not receive compensation for their services as such members, but OGE Energy Corp. shall reimburse them for any necessary expenses incurred in the discharge of their duties.

(i)            Certain Indemnification. The current or former Plan Administrator and current and former members of the Board of Directors, the Benefits Oversight Committee and the Benefits Committee shall be indemnified by OGE Energy Corp. for all liability, joint or several, for their acts and omissions and for the acts and omissions of their agents and other Fiduciaries in the administration and operation of the Plan. The current and former Plan Administrator and current and former members of the Board of Directors, the Benefits Oversight Committee and the Benefits Committee shall also be indemnified by OGE Energy Corp. against all costs and expenses reasonably incurred by them in connection with the defense of any action, suit or proceeding in which they may be made party defendants by reason of their being or having been Plan Administrator, members of the Board of Directors, the Benefits Oversight Committee or the Benefits Committee, whether or not then serving as such, including the cost of reasonable settlements (other than amounts paid to OGE Energy Corp.) made to avoid costs of litigation and payment of any judgment or decree entered in such action, suit or proceeding. OGE Energy Corp. shall not, however, indemnify the Plan Administrator or any member of the Board of Directors, the Benefits Oversight Committee or the Benefits Committee with respect to any act finally adjudicated to have been caused by the willful misconduct of such individuals; or with respect to the cost of any settlement unless the settlement has been approved by a court of competent jurisdiction. The right of indemnification shall not be exclusive of any other right to which the Plan Administrator or member of the Board of Directors, the Benefits Oversight Committee or the Benefits Committee may be legally entitled and it shall inure to the benefit of the duly appointed legal representatives of such individual.

(j)            Dissenting Members. A dissenting member of either the Benefits Oversight Committee or the Benefits Committee who, within a reasonable time after he or she has knowledge of any action or failure to act by the Benefits Oversight Committee or the Benefits Committee, respectively, registers his or her dissent in writing delivered to the Benefits Oversight Committee or the Benefits Committee shall not be responsible for any such action or failure to act.

Section 13.4         Information from Participant. The Benefits Committee may require a Participant to complete and file with the Benefits Committee an application for benefits and all other forms approved by the Benefits Committee, and to furnish all pertinent information requested by such Benefits Committee. The Benefits Committee may rely upon all such information so furnished to it, including the Participant’s current mailing address.

Section 13.5         Notification of Participant’s Address. E ach Participant and Beneficiary entitled to benefits under the Plan must file with the Benefits Committee, in writing, his or her post office address and each change of post office address. Any communication, statement or notice addressed to such person at his or her latest post office address as filed with the Benefits Committee shall, on deposit in the United States mail with postage prepaid, be binding upon such person for all purposes of the Plan and the Benefits Committee shall not be obliged to search for, or to ascertain the whereabouts of, any such person.

Section 13.6          Claims and Appeal Procedure. A Participant, former Participant, or Beneficiary who feels he or she is being denied any benefit or right provided under the Plan must file a written claim with the Benefits Committee. All such claims shall be submitted on a form provided by the Benefits Committee which shall be signed by the claimant and shall be considered filed on the date the claim is received by the Benefits Committee.

(a)           Upon the receipt of such a claim and in the event the claim is denied, the Benefits Committee shall, within 90 days (45 days in the case of a claim for benefits payable by reason of Permanent Disability and filed on or after January 1, 2002 (“disability claim”)) after its receipt of such claim, provide such claimant a written statement which shall be delivered or mailed to the claimant by certified or registered mail to his or her last known address, which statement shall contain the following:

(i)	the specific reason or reasons for the denial of benefits;
(ii)	a specific reference to the pertinent provisions of the Plan upon which the denial is based;
(iii)	a description of any additional material or information necessary for the claimant to perfect the claim, and an explanation of why the material or information is necessary;
(iv)

an explanation of the Plan’s claim review procedure and the time limits applicable for such procedure, including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on appeal; and

(v)	in the case of denial of a disability claim,
(A)

the specific internal rule, guideline, protocol, or similar factor (if any) on which the adverse determination was based or a statement that a copy thereof is available to the claimant free of charge upon request; and

(B)

a statement explaining the scientific or clinical judgment (if any) used in applying the terms of the Plan to the claimant’s medical circumstances or a statement that such explanation will be provided free of charge to the claimant;

provided, however, in the event that special circumstances require an extension of time for processing the claim (other than a disability claim), the Benefits Committee shall provide such claimant with such written statement described above not later than 180 days after receipt of the claimant’s claim, but, in such event, the Benefits Committee shall furnish the claimant, within ninety (90) days after its receipt of such claim, written notification of the extension explaining the circumstances requiring such extension and the date that it is anticipated that such written statement will be furnished.

In the case of a disability claim, the 45-day period provided for above may be extended by the Benefits Committee for up to 30 days (and an additional period of up to 30 days), provided the Benefits Committee:

(i)	determines that such an extension is necessary due to matters beyond the control of the Plan,
(ii)

notifies the claimant, before the expiration of the initial 45-day period or the additional 30-day period, as the case may be, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision;

(iii)

includes in the notice of the extension an explanation of (A) the standards on which entitlement to a benefit is based, (B) the unresolved issues that prevent a decision on the claim, and (C) the additional information needed to resolve those issues; and

(iv)	provides the claimant at least 45 days within which to provide the additional information described in (iii)(C) above.

In the event that a period of time is extended due to a claimant’s failure to submit information necessary to decide a disability claim, the period for making the benefit determination shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

(b)           Within 60 days (180 in the case of a disability claim) after receipt of a notice of denial of benefits as provided above, if the claimant disagrees with the denial of benefits, the claimant or his or her authorized representative may request, in writing, that the Benefits Committee review his or her claim and may request to appear before the Benefits Committee for such review.

During the 60-day (or 180-day, if applicable) period, the claimant or his or her authorized representative may submit written comments, documents, records and other information relating to the claim, whether or not they were submitted with an initial claim. In conducting its review, the Benefits Committee shall consider any written statement or other evidence presented by the claimant or his or her authorized representative in support of his or her claim, without regard to whether such information was submitted or considered in the initial benefit determination. The Benefits Committee shall give the claimant and his or her authorized representative, upon request and at no charge, reasonable access to, and copies of, all documents and other information relevant to the claim.

In addition, in the case of denial of a disability claim, the Benefits Committee will (i) appoint a named Plan fiduciary who was not involved in making the original adverse determination and who will review the claim without giving any deference to such determination; (ii) if the adverse determination was based, in whole or in part, on a medical judgment, provide that the named fiduciary who is reviewing the claim on appeal will consult a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment and who did not consult the Plan in connection with the original adverse determination; and (iii) provide the claimant with the name of any medical or vocational experts with whom the Plan consulted in making its original determination, whether or not the determination was based on such experts’ advice.

(c)           Within 60 days (45 days in the case of a disability claim) after receipt by the Benefits Committee of a written application for review of his or her claim, the Benefits Committee shall notify the claimant of the decision on review by delivery or by certified or registered mail to his or her last known address; provided, however, in the event that special circumstances require an extension of time for processing such application, the Benefits Committee shall so notify the claimant of the decision not later than 120 days (90 days in the case of a disability claim) after receipt of such application, but, in such event, the Benefits Committee shall furnish the claimant, within 60 days (45 days in the case of a disability claim) after its receipt of such application, written notification of the extension explaining the circumstances requiring such extension and the date that it is anticipated that the decision on review will be furnished.

In the event that a period of time is extended due to a claimant’s failure to submit information necessary to make the determination on review, the period for making the benefit determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

The decision of the Benefits Committee or named fiduciary on review shall be in writing and shall include:

(i)	the specific reasons for the decision presented in a manner calculated to be understood by the claimant;
(ii)	reference to all relevant Plan provision on which the decision was based;
(iii)	a statement of the claimant’s right to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits;

(iv)	a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA; and
(v)	in the case of denial of a disability claim,
(A)

the specific internal rule, guideline, protocol, or similar factor (if any) on which the adverse determination was based or a statement that a copy thereof is available to the claimant free of charge upon request;

(B)

a statement explaining the scientific or clinical judgment (if any) used in applying the terms of the Plan to the claimant’s medical circumstances or a statement that such explanation will be provided free of charge to the claimant; and

(C)

the following statement: “You and your Plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office.”

The decision of the Benefits Committee or named fiduciary on review shall be final and conclusive. In performing the duties under this Section, the named fiduciary shall have the same powers to interpret the Plan and make factual findings with respect thereto as are granted to the Benefits Committee under Section 13.3(b).

ARTICLE 14

NATURE AND CONSTRUCTION OF RIGHTS AND DUTIES

Section 14.1         Participant Elections. All Participant elections and applications and notices under this Plan shall be made pursuant to such procedures as the Plan Administrator requires, which may include elections by telephonic or other electronic media.

Section 14.2         Nonalienation of Benefits. Except as required for federal income tax withholding purposes or pursuant to a “qualified domestic relations order” under Section 401(a)(13) of the Code, assignment of benefits under the Plan or their pledge or encumbrance in any manner shall not be permitted or recognized under any circumstances nor shall such benefits be subject to attachment or other legal process for the debts (including payments for alimony or support) of any Participant, former Participant or Beneficiary. This Section 14.2 shall not apply to any default or indebtedness to the Trust as provided in Sections 10.5 and 10.6.

To the extent permitted under Section 401(a)(13)(C) of the Code, the Benefits Committee may offset against the benefit to be paid to a Participant from the Plan an amount that the Participant is ordered or required to pay to the Plan.

Section 14.3         Payments to Incapacitated Participant or Beneficiary. If the Benefits Committee shall find that a Participant, former Participant or Beneficiary is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, the Benefits Committee may direct that any payment due him or her, unless claim therefor shall have been made by a duly appointed legal representative, shall be paid to his or her spouse, a child, a parent, or other blood relative or to a person with whom he or she resides, and any such payment so made shall be in complete discharge of the liabilities of the Plan therefor.

Section 14.4          Payment on Inability to Locate Participant or Beneficiary. Subject to all applicable laws relating to unclaimed property, if the Benefits Committee or Trustee mails by registered or certified mail, postage prepaid, to the last known address of a Participant, former Participant or a Beneficiary, a notification that he or she is entitled to a distribution hereunder, and if the notification is returned by the United States Postal Service as being undeliverable because the addressee cannot be located at the address indicated, and if the Benefits Committee and

Trustee have no knowledge of such Participant’s or Beneficiary’s whereabouts within three years from the date the notification was mailed, or if within three years from the date the notification was mailed to such Participant or Beneficiary he or she does not respond thereto by informing the Benefits Committee or Trustee of his or her whereabouts, then, and in either of said events, upon the December 31 coincident with or next succeeding the third anniversary of the mailing of such notification, the then undistributed share in the Trust of such Participant or Beneficiary shall be paid to the person or persons who would have been entitled to take such share in the event of the death of the Participant or Beneficiary whose whereabouts are unknown, assuming that such death occurred as of the December 31 coincident with or next succeeding the third anniversary of the mailing of such notification. In the event such alternate payment cannot be made, and subject to the applicable state laws concerning escheat, the aggregate amount of such Participant’s Accounts shall be held in a suspense account until the end of the next Plan Year and then treated as a Forfeiture; provided, however, that such amount shall be reinstated to the proper Participant’s Accounts upon a valid claim therefor by the Participant or Beneficiary.

Section 14.5         Interest in Trust Governed by Terms of Plan. No Participant, former Participant, Beneficiary or any other person shall have any interest in or right under the Plan or in any part of the assets or earnings thereof held in the Trust except as and to the extent provided in the Plan.

Section 14.6         Trust as Sole Source of Benefits. The Trust shall be the sole source of all benefits provided for in the Plan.

Section 14.7          Uniformity of Treatment. Whenever in the administration of the Plan action by the Board of Directors (with respect to contributions) or the Benefits Oversight Committee or Benefits Committee (with respect to eligibility or classification of Employees, contributions, or benefits) is required, such action shall be uniform in nature as applied to all persons similarly situated, and no such action shall be taken which shall discriminate in favor of Employees who are Highly Compensated Employees.

Section 14.8          Exclusive Benefit of Participants and Beneficiaries. Notwithstanding any provision to the contrary in the Plan, no part of the assets of the Trust (other than such part as is required to pay taxes and expenses) shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants and Beneficiaries; provided, however, that upon the Company’s request a contribution which was made by it upon a mistake of fact, or conditioned upon initial qualification of the Plan or upon the deductibility of the contribution under Section 404 of the Code shall be returned to the Company which made the contribution within one year after the payment of the mistaken contribution, the denial of qualification or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

Section 14.9         No Contract of Employment. Nothing contained in the Plan shall be construed as a contract of employment between the Company and any Employee, or as a right of any Employee to be continued in the employment of the Company, or as a limitation on the right of the Company to discharge its Employees with or without cause.

Section 14.10       Form of Actions and Notices. Any action by OGE Energy Corp. pursuant to the provisions of the Plan shall be evidenced by a resolution of the Board of Directors certified by its secretary or assistant secretary, or by written instrument executed by any person authorized by the Board of Directors to take such action, and the Fiduciaries shall be fully protected in acting in accordance with any such written instrument or resolution received by them.

Section 14.11        Partial Invalidity Not To Affect Remaining Provisions. In case any provisions of the Plan shall be held unlawful or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions, and the Plan shall be construed and enforced as if the unlawful or invalid provisions had never been inserted.

Section 14.12        Recovery of Overpayments. In the event of an erroneous payment or the payment of an amount in excess of the Plan’s obligation, the Plan may reduce future benefits by the amount of the error or may recover the excess directly from the person to or for whom the payment was made. This right of recovery does not limit the Plan’s right to recover an erroneous payment in any other manner.

ARTICLE 15

AMENDMENT AND TERMINATION

Section 15.1          Plan and Trust Amendment. OGE Energy Corp. reserves the right at any time and from time to time to amend the Plan and Trust in whole or in part, and either retroactively or prospectively, by action of the Board of Directors or of the Benefits Oversight Committee, as provided under Article 13, through a written instrument delivered to the Trustee, the Benefits Oversight Committee, the Benefits Committee, and each Participating Employer; provided, however, that:

(a)           Except as expressly provided to the contrary herein, no such amendment shall authorize or permit any part of the corpus or income of the Trust to be used for or diverted to purposes other than for the exclusive benefit of Participants or Beneficiaries, or deprive any of them of funds then held for their account;

(b)           No amendment shall increase the duties or liabilities of the Trustee without its written consent; and

(c)           Notwithstanding anything herein to the contrary, any amendment may be made to the Plan and Trust that the Benefits Oversight Committee deems necessary or appropriate to comply with any statute or regulation, including requirements for qualification, exempt status and deductibility of contributions under the Code, and such amendment shall have retroactive effect if necessary for such purposes.

Section 15.2         Permanency of Plan. OGE Energy Corp. has established the Plan with a bona fide intention that the Plan and Trust shall be permanent. However, OGE Energy Corp. realizes that circumstances not now foreseen or circumstances beyond its control may make it either impossible or inadvisable to continue to make contributions as herein provided.

Section 15.3         Termination of Plan. The Board of Directors shall have the power to discontinue contributions to the Trust or to terminate the Plan by appropriate resolutions upon written notice to the Trustee. In the event of (i) termination of the Plan, (ii) dissolution, merger, consolidation or reorganization of OGE Energy Corp. where the successor company does not continue the Plan in accordance with Section 16.1, (iii) partial termination with respect to a group of Participants, or (iv) complete discontinuance of contributions without any further action of the Company, the Company Matching Contribution Accounts of all affected Participants shall become fully vested and nonforfeitable, including that portion of a Participant’s Company Matching Contribution Account which was “frozen” pursuant to Section 10.3. There shall be no Company contributions for periods after the date the Plan terminates. However, the Benefits Committee and the Trust shall remain in existence, and all of the provisions of the Plan (other than the provisions relating to contributions and Forfeitures) which, in the sole opinion of the Benefits Committee are necessary, shall remain in full force and effect.

Section 15.4          Distribution Upon Termination. Upon termination of Plan and Trust, after payment of all expenses (including Trustee’s fees) and proportionate adjustments to the Participant’s Accounts, where appropriate, to reflect such expenses, gains, losses, and allocations to the date of termination, each Participant shall be entitled to receive any amounts then credited to his or her Accounts, distributed as provided in Article 11; provided, however, that the Benefits Committee and the Trustee shall not be required to effect such distribution until written evidence of approval of such termination and distribution has been received from the Internal Revenue Service; and, provided further, that no distribution may be made, except as provided in Article 11, if the Company establishes or maintains an alternative defined contribution plan within the meaning of Code Section 401(k) and Treasury Regulations thereunder. If such benefits do not exhaust the assets of the Trust, any remaining assets shall be allocated among the Accounts of continuing Participants in the proportion that the aggregate balance in their Accounts bears to each other. Upon termination, the Benefits Committee may authorize the payment to Participants or Beneficiaries of such amounts in cash or in kind, with all such assets being measured at their fair market value. The Trustee shall continue to hold, invest, administer and distribute the assets of the Trust pursuant to the terms of the Plan until no Trust assets remain in its hands. If a Participant dies after termination of the Plan and before all of his or her interest in the Trust has been paid, the undistributed portion shall be distributed to his or her Beneficiary in a lump sum.

ARTICLE 16

SUCCESSOR COMPANY; PLAN MERGER, CONSOLIDATION OR TRANSFER OF ASSETS

Section 16.1         Continuation by Successor. In the event of the dissolution, merger, consolidation or reorganization of OGE Energy Corp., or other circumstances whereby a successor continues to carry on a substantial part of its business, the successor shall have the option for 90 days thereafter to make provision for the continuance of the Plan. In that event, such successor shall be substituted for OGE Energy Corp. under the Plan upon filing a written election to that effect with the Trustee. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of OGE Energy Corp. under the Plan.

Section 16.2          Merger or Consolidation of Plan. In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust to, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of the Plan, the assets of the Trust applicable to such Participants shall be transferred to the other trust only if:

(a)           Each Participant would (if the plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated);

(b)           Resolutions of the Board of Directors of OGE Energy Corp., and of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and in the case of the new or successor employer, its resolutions shall include an assumption of liabilities with respect to such Participants’ inclusion in the new or successor employer’s plan; and

(c)	Such other plan is qualified under Sections 401(a) and 501(a) of the Code.

Section 16.3          Transfer of Assets From Other Qualified Plans. The Board of Directors may approve the transfer in whole or in part of the assets and liabilities of any other plan of deferred compensation qualified under Sections 401(a) and 501(a) of the Code into the Trust established under this Plan, including a transfer that may cause the Plan to be deemed a transferee plan within the meaning of Section 401(a)(11)(B)(iii) of the Code. The amounts so transferred shall be deposited into the Trust and a fully vested and nonforfeitable Transfer Account shall be established for each affected Participant; provided, however, that any amount which is subject to the “transferee plan” rules must be accounted for separately within the Transfer Account. The separate accounting of the “transferee plan” amounts shall be made by allocating separately to such amounts their allocable share of any gains, losses and other applicable credits and charges on a reasonable and consistent basis. Each Participant’s Transfer Account, if any, shall share in adjustments made to the Trust on subsequent Valuation Dates pursuant to Article 9, but shall not share in Company Matching Contribution allocations at any time. A Participant may not make an in-service withdrawal from his or her Transfer Account, but may receive a loan pursuant to Section 10.6. Notwithstanding the foregoing, the OGE DB Rollover Account balance and Tejas Gas After-Tax Transfer Account balance are available for an in-service withdrawal in accordance with Section 10.4. Upon termination of employment or death, the total amount of a Participant’s Transfer Account shall be distributed in accordance with Articles 11 and 17 and Appendix A, if applicable.

ARTICLE 17

JOINT AND SURVIVOR ANNUITY REQUIREMENTS

Section 17.1          Applicability. The provisions of this Article 17 shall apply only to amounts transferred to the Plan on or after January 1, 1985 pursuant to Section 16.3 and subject to the transferee plan rules of Section 401(a)(11)(B)(iii) of the Code (“Transferee Plan Amounts”). With respect to the Transferee Plan Amounts (as adjusted for any subsequent earnings or losses), the provisions of this Article 17 shall take precedence over any conflicting provision in the Plan.

Section 17.2         General Rules. Unless an optional form of benefit under Article 11 or Appendix A, if applicable, is selected pursuant to a Qualified Election within the 90-day period (effective on and after January 1, 2007, within the one hundred eighty (180) day period) ending on the date that distribution of benefits otherwise would commence, Transferee Plan Amounts shall be paid in the form of a Qualified Joint and Survivor Annuity. In addition, unless a form of benefit under Article 11 or Appendix A, if applicable, has been selected within the Election Period pursuant to a Qualified Election, if a Participant dies before benefits have commenced, the Participant’s Transferee Plan Amount shall be applied toward the purchase of a Qualified Preretirement Survivor Annuity for the life of the Surviving Spouse.

Notwithstanding either of the foregoing general rules, if on the date that distribution of benefits is to commence the Participant’s vested Account balance does not exceed $1,000 ($5,000 for distributions commencing prior to March 28, 2005 or in the case of a Qualified Preretirement Survivor Annuity), the Transferee Plan Amount shall be immediately distributed in one lump sum payment. If on the date that distribution of benefits is to commence the Participant’s vested Account balance exceeds $1,000 ($5,000 for distributions commencing prior to March 28, 2005 or in the case of a Qualified Preretirement Survivor Annuity), the Participant (with a written consent of the Participant’s Spouse, as provided in Section 17.3(b), if the Participant’s vested Account balance exceeds $5,000), or the Surviving Spouse under a Qualified Preretirement Survivor Annuity, may consent in writing to receive an immediate lump sum payment of the Transferee Plan Amount.

Section 17.3          Definitions. The following terms shall have the following meanings for purposes of this Article 17:

(a)           Election Period means the period beginning on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant’s death. If a Participant separates from service before the first day of the Plan Year in which he or she attains age 35, with respect to the Transferee Plan Amounts as of the date of separation, the Election Period shall begin on the date of separation.

(b)           Qualified Election means a waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity, as such waiver is further described in this subsection 17.3(b). The waiver must be in writing and must be consented to by the Participant’s Spouse. The Spouse’s consent must be witnessed by the Plan Administrator or notary public and must acknowledge the financial effect of the waiver. If the Qualified Election designates a non-Spouse Beneficiary or a specific form of payment, the Spouse’s consent must also acknowledge the non-Spouse Beneficiary, class of Beneficiaries or contingent Beneficiaries, and the specific form of payment, if any. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Plan Administrator that such written consent cannot be obtained because there is no Spouse, the Participant is legally separated from the Spouse or the Spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent necessary under this provision will be valid only with respect to the Spouse who signs the consent, or in the event of a deemed Qualified Election, the designated Spouse. Additionally, a revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited.

(c)           Qualified Joint and Survivor Annuity means, with respect to a married Participant, an annuity for the life of the Participant with a survivor annuity for the life of the Spouse which is not less than fifty percent (50%) and not more than one hundred percent (100%) of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant’s Transferee Plan Amount. With respect to an unmarried Participant, a Qualified Joint and Survivor Annuity means an annuity for the life of the Participant.

(d)           Qualified Preretirement Survivor Annuity means an annuity, to begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, for the life of the Surviving Spouse which is the amount of benefit which can be purchased with the Participant’s Transferee Plan Amount.

(e)           Spouse (or Surviving Spouse) means the spouse or surviving spouse of the Participant, provided that a former spouse will be treated as the spouse or surviving spouse to the extent required under a “qualified domestic relations order” as described in Section 414(p) of the Code.

ARTICLE 18

CONSTRUCTION

Section 18.1         In General. The Plan and the Trust forming a part thereof shall be construed and administered according to the laws of the State of Oklahoma to the extent such laws are not preempted by ERISA or subsequent amendments thereto or any other laws of the United States of America.

Section 18.2         Number and Context. The singular may include the plural and vice versa, unless the context clearly indicates to the contrary. The words “hereof,” “herein,” and other similar compounds of the word “here” shall mean and refer to the entire Plan, not to any particular provision or section.

ARTICLE 19

MULTIPLE EMPLOYER PROVISIONS

Section 19.1          Participating Employers. The Board of Directors may authorize any other corporation or business organization which is a Company to participate in the Plan, with participation to commence upon such date as the Board of Directors shall determine in its discretion. Upon receiving such authorization, said corporation or business organization shall become a Participating Employer immediately upon causing its board of directors to adopt a written resolution electing such participation.

Section 19.2          Plan’s Application to Each Participating Employer. It is intended that the contribution, Forfeiture and allocation provisions of the Plan shall apply separately to each Participating Employer, if there be more than one, and to the Participants of each Participating Employer. In all other respects, the Plan shall constitute a single plan for all Participating Employers.

Section 19.3         Continuity of Employment. Except as expressly provided to the contrary herein, the concept of “employment” shall be deemed to refer equally to employment with any Participating Employer, so that for the purpose of measuring Years of Service or for any other purpose under the Plan, employment with any Participating Employer shall be deemed to be the equivalent of employment with any other Participating Employer, and employment with any Participating Employer may be combined with employment with any other Participating Employer as if all employment had been with any one Participating Employer. Regardless of the duration of service with any particular Participating Employer in any given year or the number of Participating Employers for whom an Employee works, an Employee will not be credited with more than one Year of Service in any Plan Year.

Section 19.4          Instructions to Trustee. Unless OGE Energy Corp. otherwise so states in its instructions to the Trustee, its directive to the Trustee shall apply to the entire trust fund without distinction as to the portion thereof contributed by any one Participating Employer.

Section 19.5          Amendment by Board of Directors. The Board of Directors and the Benefits Oversight Committee, in accordance with the powers granted to each pursuant to Article 13, shall have the power to amend the Plan and Trust by written instrument delivered to the Trustee, the Benefits Oversight Committee, the Benefits Committee, and each Participating Employer. Such amendment shall bind all Participating Employers, except that no such amendment shall bind any Participating Employer which, within 90 days after its receipt of notice of such amendment from OGE Energy Corp., shall have given notice pursuant to Section 19.6 of its termination of Plan participation.

Section 19.6         Withdrawal by Participating Employer. By instrument in writing, duly executed and delivered to the Trustee, the Benefits Oversight Committee and OGE Energy Corp. (if such terminating Participating Employer is not OGE Energy Corp.), the board of directors or other governing body of any Participating Employer shall have the right, with the consent of the Board of Directors, to amend the Plan and Trust in such a way as to withdraw its participation in the Plan and Trust. In such event said Participating Employer shall forthwith cease to be a party to the Plan and Trust. OGE Energy Corp. shall thereupon determine that portion of the trust fund which represents, with respect to those Participants who are at such time Employees of such Participating Employer, an amount equal to the balance of their Accounts. The Trustee, at the direction of OGE Energy Corp., shall do one of the following: (a) set aside such assets for the exclusive benefit of those Participants who are then Employees of such Participating Employer; (b) deliver such assets to the trustee to be selected by such Participating Employer; or (c) terminate the Plan and liquidate the Trust with respect to such Participating Employer in accordance with Article 15, after first obtaining any necessary governmental approval.

ARTICLE 20

SPECIAL PROVISIONS FOR TOP-HEAVY PLANS

Section 20.1          Top-Heavy Plan Definitions. The definitions relating to Top-Heavy Plan provisions are as follows:

(a)           The term “Top-Heavy Plan” or “Top-Heavy” means the Plan or refers to the Plan if, as of the Determination Date, the aggregate of the Accounts of Key Employees under the Plan exceeds sixty percent (60%) of the aggregate of the Accounts of all Employees under the Plan, as determined in accordance with the provisions of Section 416(g) of the Code. The determination of whether the Plan is Top-Heavy shall be made after aggregating all other tax-qualified plans of the Company which are required to be aggregated pursuant to Section 416(g)(2) of the Code and after aggregating any other such plan of the Company which may be taken into account under the permissive aggregation rules of Section 416(g)(2)(A)(ii) of the Code if such permissive aggregation thereby eliminates the Top-Heavy status of any plan within such permissive aggregation group. The Plan is “Super Top-Heavy” if, as of the Determination Date, the Plan would meet the test specified above for being a Top-Heavy Plan if ninety percent (90%) were substituted for sixty percent (60%) in each place in which it appears in this subsection 20.1(a). The plans which are required to be aggregated include (i) all tax-qualified plans of the Company in which a Key Employee participates and all tax-qualified plans of the Company in which a Key Employee participated which were terminated within the five-year period ending on the Determination Date, and (ii) all other tax-qualified plans of the Company which enable a plan described in (i) to meet the requirements of Section 401(a)(4) or Section 410 of the Code. The plans which are permitted to be aggregated include the plans which are required to be aggregated plus any plan or plans of the Company which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code. For the purposes of these Top-Heavy provisions, Employees and Key Employees shall include only such individuals who performed any services for the Company at any time during the five-year period (or, for Plan Years beginning on or after January 1, 2002, the one-year period) ending on the Determination Date.

(b)           The term “Determination Date,” for purposes of determining whether the Plan is Top-Heavy for a particular Plan Year, means the last day of the preceding Plan Year.

(c)           For Plan Years beginning on or after January 1, 2002, the term “Key Employee” means any Employee or former Employee (including a Beneficiary of any such Employee or former Employee, if a Participant) who at any time during the Plan Year is:

(i)

An individual who receives as annual Compensation more than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002) and who is an officer of the Company (but in no event shall more than fifty Employees or, if less, ten percent (10%) of all Employees be taken into account under this paragraph (i) as Key Employees);

(ii)	A person owning (or considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Company or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Company (a “Five Percent Owner”); or

(iii)

A person who receives as annual Compensation from the Company more than One Hundred Fifty Thousand Dollars ($150,000) and who would be described in paragraph (ii) of this subsection if “one percent (1%)” were substituted for “five percent (5%).”

For purposes of applying Code Section 318 to the provisions of this subsection (c), subparagraph (C) of Code Section 318(a)(2) shall be applied by substituting “five percent (5%)” for “fifty percent (50%).” In addition, the rules of subsections (b), (c) and (m) of Code Section 414 shall not apply for purposes of determining ownership percentage in the Company under this subsection (c).

(d)           The term “Non-Key Employee” means any Employee (including a Beneficiary of such Employee, if a Participant) who is not a Key Employee.

(e)           For purposes of this Section 20.1 and Section 20.2, the term “Compensation” shall be defined pursuant to Code Section 415(c)(3) and Treasury Regulations Section 1.415-2(d).

Section 20.2         Requirements in Plan Years in Which Plan Is Top-Heavy. Notwithstanding anything herein to the contrary, if the Plan is Top-Heavy as determined pursuant to Code Section 416 for any Plan Year, then the Plan shall meet the following requirements for any such Plan Year:

(a)           Minimum Vesting Requirements. A Participant’s Vesting Percentage under Section 10.3 in his or her Company Matching Contribution Account shall be determined in accordance with the following schedule:

Years of Service	Vesting Percentage

Less than Two	0%
At least Two but less than Three	20%
At least Three but less than Four	40%
At least Four but less than Five	60%
At least Five but less than Six	80%
Six or more	100%

In the event that the Top-Heavy Plan ceases thereafter to be Top-Heavy, each Participant’s Vesting Percentage shall again be determined under Section 10.3, provided that a Participant’s Vesting Percentage shall not be reduced thereby. To the extent required by Code Section 411(a)(10) and final Regulations of the Department of Treasury under Code Section 416, if the determination of a Participant’s Vesting Percentage is changed from the use of Section 10.3 to the use of this Section 20.2(a), each Participant with at least three Years of Service may elect to continue to have his or her Vesting Percentage computed under the formerly applied vesting schedule.

(b)           It is intended that the Company will meet the minimum contribution requirements of Code Sections 416(c) by providing a minimum Company contribution (including Company Matching Contributions already made on behalf of the Participant under Article 4) for such Plan Year for each Participant who is a Non-Key Employee (regardless of whether he or she has made Tax-Deferred Contributions), in accordance with whichever of the following paragraphs is applicable:

(i)

If the Company does not maintain a tax-qualified defined benefit pension plan, or if the Company maintains such a pension plan in which no Participant can participate or which is not Top-Heavy under Code Section 416(g)(1)(A)(i), the minimum contribution per Participant shall be three percent (3%) of the Participant’s Compensation for that Plan Year.

(ii)

If the Company maintains a tax-qualified defined benefit pension plan in which one or more Participants may participate, and that pension plan is Top-Heavy under Code Section 416(g)(1)(A)(i), the minimum contribution per Participant shall be five percent (5%) of the Participant’s Compensation for that Plan Year.

Company Matching Contributions that are used to satisfy the minimum contribution requirements of this Section 20.2(b) shall be treated as Company Matching Contributions for purposes of the actual contribution percentage test under Section 6.4 and other requirements of Code Section 401(m).

The minimum Company contribution under this subsection 20.2(b), to the extent not already credited or allocated to the appropriate Participants’ Accounts because it is in addition to Company contributions already made on behalf of the Participant under Article 4, shall be made to Participants’ Company Matching Contribution Accounts. Notwithstanding anything in this subsection 20.2(b) to the contrary, the applicable minimum contribution required under this subsection shall in no event exceed, in terms of a percentage of Compensation, the contribution made for the Key Employee for whom such percentage is highest for the Plan Year after taking into account contributions or benefits under other tax-qualified plans in the Plan’s aggregation group as provided pursuant to Code Section 416(c)(2)(B)(ii). Furthermore, no minimum contribution will be required under this subsection 20.2(b) (or the minimum contribution shall be reduced, as the case may be) for a Participant for any Plan Year if the Company maintains another tax-qualified plan under which a minimum benefit or contribution is being accrued or made for such Plan Year in whole or in part for the Participant in accordance with Code Section 416(c).

                IN WITNESS WHEREOF, the Company has caused this amended and restated Plan to be signed on this 13th day of December, 2006.

OGE ENERGY CORP.

By:	/s/ Carla D. Brockman
Its	Vice President – Administration /
Corporate Secretary

ATTEST:

___________________________________________

Its___________________________________________

APPENDIX A

Special Distribution Provisions for Transfer Accounts

A.	Former Employees of Ozark Pipeline, Inc. or its Affiliates

Former employees of Ozark Pipeline, Inc. or its affiliates who became Employees of the Company on August 1, 1998 and have a Transfer Account in the Plan in which their benefits from the NGC Profit Sharing/401(k) Savings Plan were transferred are eligible to receive such portion of their Transfer Accounts using the methods of payment set forth in Articles 11 and 17 of the Plan or as follows:

(1)	A single life annuity for the life of the Participant;

(2)           Installments for a term certain (with the amount of each installment to be determined as provided in Section 11.2(b)(ii)), or in the event of the Participant’s death before the end of such term certain, to the Participant’s Beneficiary; provided, however, that such term certain shall not exceed the lesser of (i) ten years or (ii) the life expectancy of the Participant or the joint life expectancies of the Participant and his Beneficiary. Upon the death of a Beneficiary who is receiving installment payments under this Appendix A, the unpaid balance shall be paid as soon as administratively feasible, in one lump sum cash payment, to the Beneficiary’s executor or administrator or to his heirs at law if there is no administration of such Beneficiary’s estate.

(3)	An annuity for the joint lives of the Participant and his Beneficiary;

(4)           An annuity for a term certain (of 5, 10, or 15 years, but not to exceed the life expectancy of the Participant) and continuous for the life of the Participant if he survives such term certain; or

(5)           An annuity for a term certain, as provided in subsection (2) above, to the Participant and his Beneficiary if the Participant does not survive such term certain.

Any annuity shall provide for monthly payments and be provided by purchase of an annuity contract from such insurance carrier as the Benefits Committee shall determine. Life expectancies shall be computed as provided in Section 11.2(b).